As filed with the Securities and Exchange Commission on September 12, 2006

File No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSFORMA ACQUISITION GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-5389307
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

350 Park Avenue, 10th Floor

New York, NY 10022

(646) 521-7805

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry J. Lenhart

President and Chief Executive Officer

Transforma Acquisition Group Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

(646) 521-7805

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 Telephone: (212) 705-7000 Facsimile: (212) 752-5378 floyd.wittlin@bingham.com	Edward F. Petrosky, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599 epetrosky@sidley.com sgandhi@sidley.com

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant(2)	21,562,500 Units	$8.00	$172,500,000	$18,458
Shares of common stock included as part of the units(3)	21,562,500 Shares	—	—	—
Warrants included as part of the units(3)	21,562,500 Warrants	—	—	—
Shares of common stock underlying the warrants included in the units(4)	21,562,500 Shares	$6.00	$129,375,000	$13,843
CRT Capital Group LLC’s unit purchase option (“CRT’s Unit Purchase Option”)(3)	1	$100.00	$100	—
Units underlying CRT’s Unit Purchase Option	562,500 Units	$10.00	$5,625,000	$602
Shares of common stock included as part of CRT’s Unit Purchase Option(3)	562,500 Shares	—	—	—
Warrants included as part of CRT’s Unit Purchase Option(3)	562,500 Warrants	—	—	—
Shares of common stock underlying the warrants included in CRT’s Unit Purchase Option(4)	562,500 Shares	$6.00	$3,375,000	$361
Total			$310,875,100	$33,264

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,812,500 shares of common stock and 2,812,500 warrants underlying such units that may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also registered such additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September     , 2006

Prospectus

$150,000,000

Transforma Acquisition Group Inc.

18,750,000 Units

Transforma Acquisition Group Inc. is a blank check company recently formed for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate specific assets or a specific acquisition target or to consummate a business combination.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of our initial business combination and [                    ], 2007, and will expire on [                    ], 2010, or earlier upon redemption by us.

We have granted to the underwriters a 45-day option to purchase up to 2,812,500 units solely to cover over-allotments, if any, in addition to the 18,750,000 units initially being offered in this offering. The underwriters’ over-allotment option will be used only to cover the net short position resulting from the initial distribution. We have also agreed to sell to one of the underwriters, CRT Capital Group LLC, for a price of $100, an option to purchase up to 562,500 units at a price equal to $10.00 per unit (i.e., 125% of the price of the units to be sold in this offering), with the warrants being issued as part of those units exercisable for our common stock at $6.00 per share. The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus, except that CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. This purchase option and its underlying securities have been registered for sale to CRT Capital Group LLC under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the American Stock Exchange, or AMEX, under the symbol TAQ-U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately 90 days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise in full or in part by the underwriters of that option, unless the joint book-running managers determine that an earlier date is acceptable. Once the securities comprising the units begin separate trading, we expect the common stock and warrants will be quoted on the American Stock Exchange under the symbols TAQ and TAQ-W, respectively. We cannot assure you that our securities will initially be, or will continue to be, quoted on the American Stock Exchange.

Concurrently with this offering, we expect to sell to our existing stockholders, in a private placement, an aggregate of 1,820,000 warrants at a price of $1.00 per warrant, for a total purchase price of $1,820,000. The warrants to be sold in the private placement will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that the warrants to be sold in the private placement (1) can be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled affiliates, and (2) may not be sold or transferred, except in limited circumstances, until after the consummation of our initial business combination. All of our securities purchased prior to this offering are also subject to certain transfer restrictions.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$8.00	$150,000,000
Underwriting discounts and commissions(2)(3)(4)	$0.56	$10,500,000
Proceeds, before expenses, to us	$7.44	$139,500,000

(1)	If the underwriters exercise their over-allotment option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $172,500,000, $12,075,000, and $160,425,000, respectively. See the section entitled “Underwriting” on page 84 of this prospectus.
(2)	Includes deferred underwriting discounts and commissions equal to 2.25% of the gross proceeds, or $3,375,000 ($3,881,250 if the underwriters exercise their over-allotment option in full), or $0.18 per unit, which will be deposited in a trust account maintained by , acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred discounts and commissions with respect to those units held by public stockholders who vote against our initial business combination and who exercise their conversion rights with respect to the component shares. The underwriters will not be entitled to any interest accrued on the underwriters’ deferred discount.
(3)	This does not include the purchase option purchased by CRT Capital Group LLC described above.
(4)	Of the net proceeds we receive from this offering and the private placement, $143,625,000 (approximately $7.66 per unit) will be deposited into a trust account (of which $3,375,000 is attributable to the underwriters’ deferred discount) at , maintained by , acting as trustee. The underwriters are not receiving any discounts or commissions with respect to the warrants purchased in the private placement.

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC and CRT Capital Group LLC, joint book-running managers of this offering, expect to deliver our securities to investors in the offering on or about                     , 2006.

Joint Book-Running Managers

Banc of America Securities LLC	CRT Capital Group LLC

The date of this prospectus is                     , 2006.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business financial condition, results of operation and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read this entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “Transforma” refer to Transforma Acquisition Group Inc.;

•	references to “our executive officers and directors” or to “our team” mean those individuals listed on page 65 under “Management—Directors and Executive Officers;”

•	references to “business combination” mean our initial acquisition of one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination which will require that a majority of our shares of common stock voted by the public stockholders are voted in favor of the acquisition and less than 20% of the public stockholders both vote against the proposed acquisition and exercise their conversion rights;

•	references to “existing stockholders” mean those persons who owned shares of our common stock immediately prior to the completion of this offering and includes all of our executive officers and directors;

•	references to “public stockholders” mean those persons who purchase securities offered by this prospectus in this offering and in the secondary market, including any of our existing stockholders; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option, that CRT Capital Group LLC will not exercise the purchase option granted to it and that our existing stockholders have purchased an aggregate of 1,820,000 warrants in the private placement.

Our Business

We are a blank check company incorporated under the laws of the State of Delaware. We were formed on July 19, 2006 for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination.

Using the collective skill and experience of our executive officers and directors, we will seek to consummate our initial business combination with an acquisition target:

•	that we believe has an undervalued business strategy or possesses underutilized assets;

•	at a price we believe to be below its potential value; and

•	that presents opportunities for:

•	short-term enhancements in stockholder value through operational improvements; and

•	long-term enhancements in stockholder value through the implementation of a transformative growth strategy, which may include the acquisition of synergistic assets or businesses.

We expect that any transformative growth strategy will take advantage of emerging macroeconomic, business, cultural, market, and technology trends including:

•	changes in demographics and consumer behavior;

•	the by-passing of traditional marketplace processes; and

•	changes in the technology, media and telecommunications industries.

Our Team

Our team members have served in key positions as founders, executives, investors, researchers and consultants in technology, media and telecommunications companies for extensive portions of their careers and collectively have over 100 years of business leadership experience.

Our team includes:

•	John Sculley, the former chief executive officer of Apple Computer, Inc. and Pepsi-Cola Company;

•	Gordon E. Eubanks, Jr., the former chief executive officer of Symantec Corporation and Oblix, Inc.;

•	Larry Lenhart, the former chief executive officer of Requisite Technology, Inc., who led the management team that successfully effected that company’s turnaround. He has also had principal leadership roles in strategic and operational consulting at Deloitte Consulting and A.T. Kearney;

•	Samuel L. Schwerin and Daniel L. Burstein, who have led, structured and been responsible for the execution of private equity, venture capital, merger & acquisition, restructuring and debt and equity financing transactions at firms such as Millennium Technology Ventures, The Blackstone Group and Salomon Brothers Inc;

•	Dale Kutnick, who, as former chief executive officer and research director of META Group, Inc. and as Director of Research of Gartner, Inc., has authored substantial analyses on the information technology and telecommunications industries; and

•	Jon Lambert, who has served as chief financial officer of TIBCO Finance Technology, Inc., a provider of electronic business infrastructure software.

Our Key Success Factors

We believe that we possess several competitive advantages for sourcing, evaluating and executing business combinations in the technology, media or telecommunications industries.

Key Success Factors for Identifying and Completing a Business Combination

•	Significant Industry Knowledge. By virtue of our team’s experience as industry leaders, understanding of industry trends, and ability to identify businesses capable of exploiting those trends, we believe that our team has the skills necessary to target the most attractive opportunities within the technology, media and telecommunications industries.

•	Proven Ability to Assess Intrinsic Value. In careers as investors and managers, members of our team have proven experience in identifying undervalued businesses and investment opportunities.

•	Extensive Deal Sourcing Network. Our team members possess extensive contacts and sources in the technology, media and telecommunications industries from which to generate numerous acquisition opportunities proactively. Moreover, the networks of our team members are geographically diverse, enhancing the breadth of their collective relationships.

•	Ability to Consummate Successful Acquisition Transactions. Our team members have successfully analyzed, negotiated, structured and consummated numerous acquisition transactions, including related financing transactions, often in compressed periods of time. We believe this experience provides us with significant advantages given the limited amount of time we will have to consummate our initial business combination.

Key Success Factors for Operational Improvement Post Business Combination

•	Extensive Operations and Leadership Experience. We believe that our management team brings together a complementary and comprehensive set of leadership experiences in the fields required to drive our success. All of our team members have previously served as either chief executive officer, chief financial officer, or managing partner of entities in the technology, media or telecommunications industries, ranging from early stage start-ups to well-established public companies.

•	Experience in Operational Execution and Ability to Quickly Drive Operational Improvements. Members of our management team have successfully managed operational turnarounds of under-performing businesses in the technology, media or telecommunications industries. They did so by implementing both short-term operational improvements and long-term transformative strategies at decisive points in the history of their companies that often led to improved operating margins and increased revenue and market capitalization.

•	Significant Experience in Integrating Businesses. Members of our management team have had high-level responsibility for the integration of acquisitions and roll-ups in our target industries. In the event that we make multiple acquisitions, we believe that we have the experience, skill and knowledge to integrate our acquisitions successfully.

Key Success Factors for Implementing a Transformative Growth Strategy

•	Strategic Implementation. Members of our team have demonstrated the ability to create, implement and continuously refine growth strategies.

•	Experience Transforming Operations. Our team members’ experience includes implementing new strategies, and developing and launching new and innovative products in response to macroeconomic, business, cultural, market, and technological trends.

•	International Experience. We believe that the extensive international business and operational experience of our team members provides us with a unique perspective on international growth opportunities.

•	Growth Financing. Our team members collectively have led, structured or been responsible for executing many financings, including initial and secondary public equity offerings, privately placed equity financings, bond offerings, debt facilities, and leveraged recapitalizations. To the extent that financings to fund our growth initiatives are necessary, we believe that our management team has the experience and skill to execute such financings.

While we may seek to effect business combinations with more than one acquisition target, our initial business combination must be with assets or businesses having a collective fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such business combination. As a result, we expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination having an aggregate fair market value of at least $112,200,000. To the extent that, in connection with our initial business combination, we desire to pay a purchase price in excess of the available proceeds held in the trust account, our ability to do so will depend on whether we are able to pay a portion of our initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or equity financing. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise.

Private Placement

Concurrently with this offering, we expect to sell to our existing stockholders, in a private placement, 1,820,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $1,820,000. The warrants to be sold in the private placement have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering, except that the warrants to be sold in the private placement (1) can be exercised on a cashless basis so long as the warrants are held by the original purchasers, members of their immediate families or their controlled affiliates, and (2) may not be sold or transferred, except in limited circumstances, until after the consummation of our initial business combination.

We are a Delaware corporation formed on July 19, 2006. Our executive offices are located at 350 Park Avenue, 10th Floor, New York, NY 10022; our telephone number is (646) 521-7805.

The Offering

Securities offered:	18,750,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately 90 days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise in full or in part by the underwriters of that option, unless the joint book-running managers determine that an earlier date is acceptable.

In no event will the separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect our receipt of the gross proceeds from the exercise of the underwriters’ over-allotment option.

Common Stock:

    Number of shares outstanding before

    completion of this offering and the

private placement	4,687,500 shares(1)

    Number of shares to be outstanding

    after completion of this offering and

the private placement	23,437,500 shares(1)(2)(3)

Warrants:

    Number outstanding before

    completion of this offering and the

private placement	0 warrants.

    Number to be outstanding after

    completion of this offering and the

private placement	20,570,000 warrants(2)(4)

Exercisability:	Each warrant is exercisable for one share of common stock.

(1)	On August 31, 2006, we sold 5,390,625 shares to our existing stockholders. This number includes 703,125 shares subject to forfeiture by our existing stockholders to the extent the underwriters’ over-allotment option is not exercised, so that, upon such forfeiture, our existing stockholders will own 20% of the issued and outstanding shares of the common stock. See "Principal Stockholders." On September 8, 2006, we entered into an agreement with our existing stockholders to sell them an additional 1,820,000 warrants in a private placement concurrently with this offering.
(2)	Assumes the underwriters’ over-allotment option has not been exercised.
(3)	Excludes the shares of common stock underlying CRT Capital Group LLC’s purchase option described under “Underwriting—Purchase Option”.
(4)	Excludes the warrants underlying CRT Capital Group LLC’s purchase option described under "Underwriting—Purchase Option".

Exercise price:	$6.00 per share.

The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of an extraordinary dividend, a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants.

Exercise period:	Each warrant will become exercisable on the later of:

•	the consummation of our initial business combination, and

•	[ ], 2007;

unless we elect to redeem such warrants.

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 or earlier upon redemption by us.

Redemption:

We may redeem the outstanding warrants (including warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to CRT Capital Group LLC and the private placement warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use to and including the redemption date.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 per share of common stock or the warrant exercise price of $6.00 per share of common stock after we call the warrants for redemption.

Our existing stockholders will have the right to exercise the private placement warrants on a cashless basis. Warrants included in the units in this offering are not exercisable on a cashless basis.

Exercising warrants on a “cashless” basis means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exerciseable on a cashless basis, and the exercise price with respect to the warrants will be paid in cash directly to us.

Proposed AMEX symbols for our securities:	Units: TAQ-U.
Common Stock: TAQ.
Warrants: TAQ-W.

Offering proceeds to be held in the trust account:

$138,430,000 of the proceeds of this offering, as well as the underwriters’ deferred discount of $3,375,000 and the $1,820,000 proceeds from the private placement of warrants, for an aggregate of $143,625,000 (approximately $7.66 per unit), will be placed in an interest-bearing trust account at                     , which will be maintained by                     , acting as trustee pursuant to an agreement to be signed on or prior to the date of this prospectus. We believe that the deferral of a portion of the underwriters’ discount and the placement of such deferred discount and the proceeds from the private placement of warrants in the trust account is a benefit to our public stockholders because more money is set aside for possible distribution to the investors if we are required to liquidate prior to the consummation of our initial business combination, or if such public stockholders exercise their conversion rights, as described below. These proceeds will not be released until the earlier of the consummation of our initial business combination or our dissolution and liquidation. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of an acquisition target and the negotiation of an agreement to acquire an acquisition target, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid by us prior to a business combination only from the $500,000 in funds available to us from the net proceeds from this offering not held in the trust account plus one-half of the interest earned on the trust account, net of taxes payable, up to an annual aggregate amount of $1,500,000, which will be released to us upon demand. The underwriters have agreed to defer $3,375,000 of their underwriting discount, equal to 2.25% of the gross proceeds of this offering, until the consummation of a business combination. Upon the consummation of our initial business combination, such deferred discount (subject to an $0.18 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights, as described below) shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Interest earned on the trust account:

One-half of the interest earned on the trust account, net of taxes payable, up to an annual aggregate amount of $1,500,000, will be released to us upon our demand to fund working capital and other corporate requirements. All remaining interest earned, net of taxes payable, will remain in the trust account for our use in consummating a business combination and for payment of the deferred underwriting discount, or released to our public stockholders upon their voting against our initial business combination and their exercise of their conversion rights, or following our dissolution or liquidation.

Private placement:

Our existing stockholders have agreed to purchase from us in a private placement 1,820,000 warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $1,820,000. The $1,820,000 of proceeds from the private placement will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of a liquidation prior to our initial business combination. The warrants to be sold in the private placement can be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families, or their controlled affiliates. The warrants to be sold in the private placement have terms and provisions that are otherwise identical to those of the warrants being sold in the public offering but the warrants to be sold in the private placement may not be sold or transferred, except in limited circumstances, until after the consummation of our initial business combination. In the event of a liquidation prior to our initial business combination, the warrants to be sold in the private placement will expire worthless. See “Principal Stockholders—Transfer Restrictions.”

Payments to executive officers, directors and existing stockholders:	There will be no compensation, fees or other payments paid to our executive officers, directors and existing stockholders or any of their respective affiliates prior to, or for any services they render in order to effectuate the consummation of our initial business combination other than:

(1) repayment of a $200,000 interest-free loan made by our executive officers and directors to cover expenses relating to the offering contemplated by this prospectus;

(2) payment to S&B Investment Management Group, LLC or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. Daniel L. Burstein and Samuel L. Schwerin are each Managing Members of S&B Investment Management Group, LLC and, as a result, will benefit from our transaction with S&B Investment Management Group, LLC. However, this arrangement is not intended to provide Mr. Burstein or Mr. Schwerin compensation in lieu of a salary. In addition, we believe that, based on rents and fees for similar services in New York, NY, the fees charged by S&B Investment Management Group, LLC are at least as favorable as we could have obtained from unaffiliated third parties; and

(3) reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating an acquisition target for our initial business combination.

Our public stockholders must approve our initial business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our executive officers and directors, have agreed to vote all of the shares of common stock owned by them immediately prior to this offering (but not shares acquired in this offering or in the secondary market) in accordance with the manner in which the majority of the shares of common stock offered hereby are voted by our public stockholders. We will proceed with our initial business combination only if a majority of the shares of common stock voted by our public stockholders are voted in favor of our initial business combination and public stockholders owning fewer than 20% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights described below.

Upon the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of the exchange upon which our securities are then listed, we do not presently intend to seek stockholder approval for any subsequent business combination.

We will not enter into an initial business combination with any of our existing stockholders, executive officers or directors, or any of their affiliates, without first obtaining an opinion from an independent investment banking firm regarding the fairness to our stockholders, from a financial point of view, of the business combination.

Conversion rights for public stockholders voting to reject our initial business combination:

If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including (1) the proceeds from the private placement, (2) the interest income earned on the trust account, net of income taxes payable on the interest income on the trust account, remaining in the trust account at such time (i.e., other than up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes payable, which will be released to us upon our demand), and (3) the deferred portion of the underwriters’ discount. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Voting against our initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time a business combination is voted upon by the stockholders.

Dissolution and liquidation if no business combination:

If we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and our initial business combination has not yet been consummated within such 18 month period), in accordance with our amended and restated certificate of incorporation (1) our corporate purposes and powers will immediately thereupon be limited solely to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (2) our board of directors will be required to adopt, not later than 15 days after the expiration of such period, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible.

Pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission and thereafter forward the proxy statement and notice of meeting to our stockholders not less than 10 nor more than 60 days prior to our special meeting of stockholders to solicit stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our public stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose, including to consummate a business transaction.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, our public stockholders will be entitled to receive their proportionate share of our trust account, including the proceeds from the private placement, the deferred portion of the underwriters’ discount and the interest earned on the trust account, net of taxes, remaining in the trust account at such time. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts required to satisfy our then outstanding liabilities and obligations. Our public stockholders may receive less than their proportional share of the trust account if and to the extent that creditors that have claims against us cannot be satisfied by our remaining assets not held in the trust account and attach amounts in the trust account for settlement of their claims. In addition, such holders may be held liable for claims by creditors against us to the extent of distributions received by them in our dissolution. Although we will seek waivers from all acquisition targets, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Our executive officers and directors have agreed, subject to certain exceptions, that they will be personally liable to cover claims made by vendors for services rendered, or products sold, to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. However, our executive officers and directors will not have any personal liability as to any claimed amounts owed to an acquisition target, a third party who executed a waiver or the underwriters.

Our existing stockholders have agreed to vote all of the shares owned by them in favor of our dissolution in the event we are unable to complete a business combination within the required time periods. Our existing stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them immediately prior to this offering (but not shares acquired in this offering or in the secondary market). We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, our winding up and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets.

Transfer restrictions on existing stockholders’ shares and warrants:

On or prior to the completion of this offering, our existing stockholders will agree not to sell or transfer their shares of common stock purchased before this offering until 180 days following the consummation of our initial business combination. Also, on or prior to the completion of this offering, our existing stockholders will agree not to sell or transfer the warrants purchased in the private placement until after the consummation of our initial business combination. Until the end of the relevant restricted period, these securities are transferable only (1) to a member of the holder’s immediate family, an affiliate of the holder or to a charitable organization, (2) to a trust, the beneficiary of which is a member of the holder’s immediate family, (3) by virtue of the laws of descent and distribution upon death of the holder, (4) to our other officers and directors, (5) pursuant to a qualified domestic relations order, or (6) in the event of our dissolution prior to our initial business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with an acquisition target; provided that the transferees receiving such securities agree to be subject to the transfer restrictions, to waive their right to participate in any liquidation distribution with respect to all shares owned by our existing stockholders prior to this offering (but not shares acquired in this offering or in the secondary market) if we fail to consummate an initial business combination, to waive their right to conversion in connection with our initial business combination, to vote with respect to all shares owned by our existing stockholders prior to this offering (but not shares acquired in this offering or in the secondary market) with the majority of public stockholders who vote in connection with our initial business combination, and to vote in favor of our dissolution if a business combination has not been completed within the required time limit. Please see “Principal Stockholders—Transfer Restrictions.”

CRT Capital Group LLC’s purchase option:

We have agreed to sell to CRT Capital Group LLC, for a price of $100, an option to purchase up to 562,500 units at a price equal to $10.00 per unit (i.e., 125% of the price of the units to be sold in this offering), with the warrants being issued as part of those units exercisable for our common stock at $6.00 per share. The units issuable upon exercise of this option are otherwise identical to the units offered by this prospectus, except that CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. This option is exercisable commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. This option, the units, the shares of common stock and the warrants underlying such units, and the shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers, Inc., or NASD, and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriters and selected dealers participating in the offering and their bona fide officers or partners. This option and its underlying securities have been registered for sale to CRT Capital Group LLC under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of an extraordinary dividend, a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

Audit Committee:

We have established and will maintain an audit committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving us. If any noncompliance is identified, then the audit committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Board Committees.”

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus. Some of our other risks include the following:

•	We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination in the technology, media or telecommunications industries.

•	We have a very limited amount of available cash and working capital. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•	If we are forced to dissolve and liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

•	If we are unable to find a suitable acquisition target that would result in a business combination, the funds being held in trust may not be returned to you for at least two years.

•	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than the approximately $7.66 per share held in trust.

•	Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel certain of whom will not be employees of ours and others who are not with us now or may not continue with us following a business combination.

•	Our officers, directors and their affiliates currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic and competitive challenges.

•	If you vote against our initial business combination and elect to convert your shares into a pro rata share of the trust account, we estimate that the initial per share conversion price will be approximately $7.66 per share. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, the exercise of your conversion rights in these circumstances may result in the loss of part of your investment.

•	Investors in this offering have no basis to evaluate the merits or risks of any potential business combination as we have not yet selected any acquisition target with which to complete a business combination.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities related to this offering, so only balance sheet data are presented below.

	August 31, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$101,500	$140,769,500
Total Assets	343,000	140,769,500
Total Liabilities	323,500	—
Value of common stock which may be converted to cash (approximately $7.66 per share)	—	28,724,992
Stockholders’ equity	19,500	112,044,508

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the $1,820,000 proceeds from the private placement of our warrants.

The actual working capital excludes $118,000 of costs related to this offering which were incurred through August 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $138,430,000 of proceeds from this offering, which will be available to us only upon the consummation of our initial business combination, the $500,000 of proceeds not held in trust to be used for working capital, and the $1,820,000 proceeds from the private placement, but excludes the $3,375,000 being held in the trust account ($3,881,250 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount. If our initial business combination is not consummated within the time period described in this prospectus, our board of directors will adopt a resolution, not later than 15 days after the expiration of the time period, finding our dissolution advisable and will provide notice as soon as practicable thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. Our existing stockholders have agreed to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of the plan of dissolution, the proceeds then held in the trust account, including the underwriters’ deferred discount and proceeds from the private placement and the interest earned on the trust account, net of income taxes on such interest, remaining in the trust account at such time, will be distributed as soon as practicable solely to our public stockholders. Our public stockholders will also be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts required to satisfy our then outstanding liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our existing stockholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering (but not shares acquired on this offering or in the secondary market).

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against our initial business combination and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against our initial business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still effect a business combination if public stockholders owning 3,749,999 or fewer shares exercise their conversion rights, which could require us to convert 3,749,999 shares of our common stock to cash from our trust account, at an initial per-share conversion price of approximately $7.66, without taking into account the interest earned on the trust account, net of taxes, remaining in the trust account at such time, to which our public stockholders are entitled or the rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•	the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination,

•	divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholders, including our executive officers and directors, have agreed to vote all of the shares of common stock owned by them immediately prior to this offering (but not shares acquired in this offering or in the secondary market), either for or against a business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing stockholders will not have conversion rights with respect to those shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Subject to our initial objective of acquiring an operating business or other assets in the technology, media or telecommunications industries, we have not yet selected an acquisition target with which to complete a business combination. As a result, we are unable to ascertain the merits or risks of the business or other assets that we may ultimately operate. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination in the technology, media or telecommunications industries. We do not have any specific business combination under consideration, and we have neither identified, not have been provided with the identity of, any prospective acquisition target. Neither we nor any representative acting on our behalf, have had any contacts or discussions with any prospective acquisition target regarding a business combination or taken any direct or indirect measures to locate a specific business target or consummate a business combination. As a result, you will have a limited basis to evaluate whether we will be able to identify an attractive acquisition target.

Our ability to continue as a going concern is dependent upon us raising funds in this offering.

We have no present revenue and we will not generate any revenues until, at the earliest, after the consummation of a business combination. Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern due to that we have no current revenues, our business plan is dependent on completion of a financing and our cash and working capital as of August 31, 2006 are not sufficient to complete our planned activities for the upcoming year. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case we will be required to dissolve and liquidate our assets, and if we are forced to dissolve and liquidate before a business combination and distribute amounts remaining in the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of acquisition within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the completion of this offering). If we are unable to complete a business combination within the prescribed time frame and are forced to dissolve and liquidate our assets, the per share liquidation distribution may be less than $8.00 because of the expenses paid in this offering, our general and administrative expenses, the anticipated costs associated with seeking a business combination and any claims of our creditors.

Furthermore, if we dissolve and liquidate before the completion of a business combination, there will be no distribution from the trust account with respect to our outstanding warrants which will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Dissolution and liquidation if no business combination.”

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential acquisition targets from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may be able to have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential acquisition targets with which we could combine using the net proceeds of this offering, together with additional financing, if available, our ability to compete in combining with certain sizeable acquisition targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain acquisition targets. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of a transaction within the 18-month or 24-month time periods;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission, in connection with such business combination may delay or prevent the completion of a transaction;

•	our outstanding warrants, the purchase option granted to CRT Capital Group LLC, and the warrants we expect to issue in the private placement, and the dilution they potentially represent, may not be viewed favorably by certain acquisition targets;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination; and

•	the requirement to acquire assets or an operating business that have a fair market value at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of our initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

Because there are numerous “blank check” companies similar to ours seeking to consummate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of September 7, 2006, approximately 69 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003 and numerous others have filed registration statements. Of these companies, only 9 companies have consummated a business combination, while 22 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Additionally, one of these companies has recently announced it will dissolve and distribute its assets to stockholders. Accordingly, there are approximately 37 “blank check” companies that we estimate to have raised approximately $3.3 billion that are currently held in trust accounts, and potentially an additional 51 “blank check” companies which are seeking to raise approximately $4.3 billion that will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential acquisition target, a number of these companies may complete a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to complete a business combination which, in turn, will result in an increased demand for privately held companies in these industries. Further, that only 9 “blank check” companies have completed a business combination, and 22 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive acquisition targets available or that many acquisition targets may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target operating business or asset within such time periods, the terms of our amended and restated certificate of incorporation will require us to dissolve and liquidate.

If we do not consummate a business combination and are forced to dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of dissolution and distribution as well as the board’s recommendation of the plan;

•	promptly after the passing of such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, within 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and within 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination automatically will be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account (other than one-half of the interest earned on the trust account, net of taxes payable, up to an annual aggregate amount of $1,500,000, which will be released to us upon our demand) may not be distributed except following our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Upon distribution of the trust account following our dissolution and liquidation, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred from claims brought after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. If we do not follow the procedures in Section 280 of the Delaware General Corporation Law, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock may extend beyond the third anniversary of such dissolution. We do not intend to comply with Section 280 of the Delaware General Corporation Law. For further information on the statutory dissolution procedures, see “Proposed Business—Effecting a Business Combination—Dissolution and liquidation if no business combination.”

If the net proceeds from this offering not being placed in the trust account and our share of the interest earned on the trust account are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon completion of this offering, the $500,000 in funds available to us from the net proceeds from this offering not being placed in the trust account, together with up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes payable, which will be released to us upon our demand, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for an acquisition target. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep acquisition targets from “shopping” around for transactions with others on terms more favorable to such acquisition targets) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential acquisition targets. Moreover, we may be required to expend a significant portion of the available proceeds in pursuit of a business combination which is not ultimately consummated. If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing stockholders or third parties. We may not be able to obtain additional financing and none of our executive officers, directors or existing stockholders are obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating a business combination.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

It is anticipated that the investigation of each specific acquisition target and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as if our public stockholders holding 20% or more of our common stock vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect our subsequent attempts to locate and combine with another business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to complete a business combination with an unidentified acquisition target, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC promptly following completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders may be less than the approximately $7.66 per share held in trust.

Placing of funds in the trust account may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Section 281, to pay or make reasonable provision to pay all of our claims and obligations, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in the trust account. Although we will seek to have all vendors, prospective acquisition target or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements, that such waivers will be enforceable or they would otherwise be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances in which we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per share distribution will not be less than approximately $7.66, plus the remaining one-half net interest accrued, due to such claims, or that there will not be delays in distributing funds in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. Our executive officers and directors have agreed, subject to certain exceptions, that they will be personally liable to cover claims made by vendors for services rendered, or products sold, to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. Based on representations made to us by our executive officers and directors, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that our executive officers and directors will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Further, our executive officers and directors will not have any personal liability as to any claimed amounts owed to an acquisition target, a third party who executed a waiver or the underwriters.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides among other things, that:

•	upon completion of this offering, $143,625,000 (or such other amount up to $165,056,250, depending on the amount of the underwriters’ over-allotment option that is exercised, if any) of the proceeds from the offering, including the underwriters’ deferred discount and the proceeds of the private placement, will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (1) our initial business combination or (2) our liquidation, or as otherwise permitted in our amended and restated certificate of incorporation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of the shares of our common stock voted by our public stockholders and public stockholders owning not more than 20% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against our initial business combination and who exercised their own conversion rights will receive their pro rata share of the trust account (other than up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes payable, which will be released to us upon our demand);

•	if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of stockholders to amend the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend our amended and restated certificate of incorporation. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions, such that such waiver or amendment would take effect prior to the consummation of our initial business combination.

Because we have not yet selected any acquisition target with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective acquisition target, investors in this offering currently have no basis to evaluate the possible merits or risks of the acquisition target. Although our management will evaluate the risks inherent in a particular acquisition target, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target in the technology, media or telecommunications industries.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions, holding, receiving payments from, and operating target companies and assets, and disposing of target companies and assets.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 54,867,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to CRT Capital Group LLC) and the 5,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We may issue debt securities, which could limit our ability to operate our business and return value to our stockholders.

If we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors, such as venture capital funds, who have less debt.

Our ability to successfully consummate a business combination and to be successful thereafter will be dependent upon the efforts of our management.

Our ability to successfully consummate a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. None of our key personnel have entered into either employment or consulting agreements with us. Therefore, our key personnel will only remain with the combined company upon the consummation of a business combination if they choose to do so and are able to negotiate and agree to mutually acceptable employment or consultancy terms, which terms would be determined at such time by the respective parties and disclosed to stockholders at the time we seek approval for the initial business combination. Furthermore, we will not be able to grant shares of common stock or options to our key personnel prior to the earlier of the consummation of our initial business combination or the total release of funds in the trust account, which may affect our hiring and retention efforts. Additionally, we may also employ other personnel following a business combination, including the management associated with the acquisition candidate. While we intend to closely scrutinize any such individuals, we cannot assure you that our assessment of them will prove to be correct.

The loss of any of our executive officers could adversely affect our ability to operate.

Our operations prior to our initial business combination are dependent upon our executive officers. Our current executive officers intend to stay with us until the consummation of a business combination or our dissolution and liquidation. Our executive officers will only remain with the combined company after the consummation of a business combination if they choose to do so and they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If our executive officers choose to remain with us after our initial business combination, they will negotiate the terms of our initial business combination as well as the terms of their employment arrangements and may have a conflict of interest in negotiating the terms of our initial business combination while, at the same time, negotiating terms of their employment arrangements. The unexpected loss of the services of one or more of our executive officers could have a detrimental effect on us after a business combination.

Our executive officers and directors will allocate some portion of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. None of our officers or directors are obligated to devote any specific number of hours to our affairs. If an officer or director is required to devote more substantial amounts of time to his or her other businesses and affairs, it could limit his or her ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our executive officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Some of our executive officers and directors are affiliated with entities in the technology, media and telecommunications industries. See “Management—Directors and Executive Officers.”

Except for Daniel L. Burstein, none of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become, affiliated with additional entities, including other “blank check” companies. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, our executive officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any of these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our executive officers and directors, conflicts of interest could arise.

Our executive officers and directors either currently have or may in the future have affiliations with companies in the technology, media and telecommunications industries. If we were to seek a business combination with an acquisition target with which one or more of our executive officers or directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing our initial business combination. Conflicts that may arise may not be resolved in our favor. In the event we pursue a business combination with an entity with which one or more of our executive officers and directors is affiliated, we would obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders, from a financial point of view, of the business combination. Our executive officers and directors are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on or targeting any transaction with any entities affiliated with any of our executive officers and directors, and we are unaware of any such actual or potential transaction as of the date of this prospectus, we would consider such a transaction after the offering if any such opportunity were presented to us. It is possible that we could consider an opportunity with entities affiliated with any of our officers and directors without first seeking to consummate a business combination with an entity that is not affiliated with any of our executive officers and directors. For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to combine contemporaneously with multiple operating companies whose collective fair market value is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small number of our executive officers and directors and our limited financial and other resources. Completing our initial business combination through more than one transaction likely will result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of our initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. Further, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

We may combine with an acquisition target with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that acquisition target.

Due to the competition for business combination opportunities, we may combine with an acquisition target with a history of poor operating performance if we believe that acquisition target has attractive attributes that can take advantage of trends in the technology, media and telecommunications industries. However, combining with an acquisition target with a history of poor operating performance can be extremely risky and we may not be able to improve its operating performance. If we cannot improve the operating performance of such acquisition target following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of an acquisition target, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, since we have not yet identified or approached any prospective acquisition target, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of our initial business combination or because we become obligated to convert into cash a significant number of shares from converting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative acquisition targets. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of acquisition target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our executive officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

The 4,687,500 shares of common stock owned by our existing stockholders will not participate in liquidation distributions, and a conflict of interest may arise in determining whether a particular acquisition target is appropriate for a business combination.

Upon the completion of this offering, our existing stockholders will own, in the aggregate, 4,687,500 shares of our common stock (after giving effect to the forfeiture of shares assuming the underwriters’ over-allotment option is not exercised) and the 1,820,000 warrants purchased in the private placement, but have waived their right to receive distributions (other than with respect to any shares acquired in this offering or in the secondary market) following our dissolution and liquidation prior to a business combination. These shares will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting an acquisition business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

Of the net proceeds from this offering, the private placement and the underwriters’ deferred discount, $143,625,000 will be held in the trust account and may be used by us to complete a business combination. Our business combination must be with a business having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is probable that we will have the ability to complete only a single business combination. We may not be able to acquire more than one acquisition target because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial acquisition target(s) we acquire.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against our initial business combination and our initial business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our existing stockholders, including all of our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholders, including all of our officers and directors, will own 20% of our issued and outstanding shares of common stock. In addition, there is no restriction on the ability of our existing stockholders to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our existing stockholders would increase. Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result, our officers and directors may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers, and similar transactions (other than approval of our initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination.

In connection with the stockholder vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately prior to this offering (but not shares acquired in this offering or in the secondary market) in accordance with the majority of the shares of common stock voted by the public stockholders.

Prior to the completion of this offering, our existing stockholders will have paid an aggregate of $25,000, or approximately $0.004637681 per share, for their shares, not counting the shares underlying the warrants purchased in the private placement, and accordingly you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed (and the over-allotment option is not exercised), you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $2.31 per share (the difference between the pro forma net tangible book value per share of $5.69, and the initial offering price of $8.00 per unit).

The warrants to be sold in this offering, in the private placement and CRT Capital Group LLC’s purchase option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 18,750,000 shares of common stock (or, assuming exercise in full of the underwriters’ over-allotment option, 21,562,500 warrants) as part of the units and have agreed to sell to CRT Capital Group LLC an option to purchase up to a total of 562,500 units at a per unit price equal to $10.00 (i.e., 125% of the price of the units to be sold in this offering). In addition, we expect to issue in the private placement 1,820,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and CRT Capital Group LLC’s purchase option could make us a less attractive acquisition vehicle in the eyes of an acquisition target. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate our initial business combination. Therefore, the warrants to be sold in this offering, in the private placement and CRT Capital Group LLC’s purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the acquisition target. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants, the warrants to be sold in the private placement and the option granted to CRT Capital Group LLC could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants, the warrants to be sold in the private placement and CRT Capital Group LLC’s purchase option are exercised, you may experience dilution to your holdings.

The exercise by our existing stockholders of their registration rights, and/or by CRT Capital Group LLC of its purchase option and registration rights, may have an adverse effect on the market price of our common stock and the existence of the registration rights and CRT Capital Group LLC’s purchase option may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we file a registration statement to register their shares of common stock and the shares of common stock underlying the warrants to be sold in the private placement at any time commencing 90 days prior to the expiration of the transfer restrictions on such securities. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, including those underlying the warrants issued in the private placement, then there will be an additional 6,507,500 shares of common stock eligible for trading in the public market (assuming no exercise of the underwriters’ over-allotment option). In addition, we have agreed to sell to CRT Capital Group LLC an option to purchase up to a total of 562,500 units identical to those units offered by this prospectus, and have further agreed to grant to CRT Capital Group LLC certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. If this purchase option is exercised, and all of the underlying warrants are also exercised, and CRT Capital Group LLC exercises its registration rights, there will be an additional 1,125,000 shares of our common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights and the purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the acquisition target, as the stockholders of the acquisition target may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights and the purchase option may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

To this end, the proceeds held in the trust account may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. By restricting the investment of the proceeds to these instruments, we intend to comply with certain exemptions under the Investment Company Act of 1940, as amended.

In addition, if we do not complete a business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the completion of this offering and our initial business combination has not yet been consummated within the 18-month period), our amended and restated certificate of incorporation (1) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (2) requires that, no later than 15 days after the expiration of the allotted time periods, our board of directors adopt a resolution finding our dissolution advisable and that it provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. If our stockholders do not approve our dissolution in a timely manner or at all, we will not be able to liquidate and distribute the trust account to holders of our common stock sold in this offering for an extended period of time or indefinitely, and, consequently, we may be deemed to be an investment company.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the acquisition target or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the acquisition target we select has a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors. However, we will not enter into an initial business combination with any of our existing stockholders, officers or directors, or any of their affiliates, without first obtaining an opinion from an independent investment banking firm regarding the fairness to our stockholders, from a financial point of view, of the business combination.

In the event that our securities are listed on the American Stock Exchange, we may be required to file an additional listing application on the consummation of a business combination, and/or the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon completion of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for Transforma;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his warrants and causing such warrants to be worthless.

No warrant held by public stockholders or issuable upon exercise of the purchase option granted to CRT Capital Group LLC will be exercisable and we will not be obligated to issue shares of common stock with respect to any such warrant unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrant. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the purchase option granted to CRT Capital Group LLC may have no value, the market for such warrants may be limited and such warrants may expire worthless. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants issued to our initial stockholders may be exercisable for unregistered shares of common stock.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of our units (including warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to CRT Capital Group LLC and the warrants to be sold in the private placement) at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use to and including the redemption date. Redemption of the warrants could force the warrant holders (1) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (2) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (3) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to Doing Business Outside the United States

Since we may acquire an acquisition target that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

We may acquire a business or businesses with some relationship to countries outside of the United States. If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	foreign exchange controls;

•	the possibility of our assets being nationalized;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

An acquisition target with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with acquisition target financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective acquisition targets unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with an acquisition target that has a fair market value equal to at least 80% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more acquisition targets. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed acquisition target, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may combine.

Risks Associated with the Technology, Media and Telecommunications Industries

Our investments in technology, media and telecommunications companies may be extremely risky due, in part, to market conditions, and we could lose all or part of our investments.

An investment in technology, media and telecommunications companies may be extremely risky relative to an investment in companies operating in other industries.

Technology, media and telecommunications companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. In addition, technology, media and telecommunications companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In recent years, a number of internet companies have filed for bankruptcy or liquidated, and many large companies whose purchases affect the demand for products and services in the technology, media and telecommunications industries have experienced financial difficulties, which may result in decreased demand for such products and services in the future. Our investments in the technology, media and telecommunications industries may be extremely risky and we could lose all or part of our investments.

The information available regarding technology, media and telecommunications companies is limited which could result in poor investment decisions on our part and we could lose all or part of our investments.

Many technology, media and telecommunications companies are privately owned and there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses. As a result, we may make investment decisions based on incomplete information or we may be unaware of material problems in a business in which we invest, which make our investments extremely risky.

If we make an investment in a technology, media and telecommunications company that is dependent on current management, the loss of such management may materially affect results of operations.

Technology, media and telecommunications companies are often dependent on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any technology, media and telecommunications companies we may acquire.

The technology, media and telecommunications industries are highly cyclical, which may materially affect our future performance and ability to sell our products or services and, in turn, hurt our profitability.

Customers of technology, media and telecommunications products and services tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology, media and telecommunications sales frequently exceed expectations. As a consequence, revenues and earnings for technology, media and telecommunications companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the technology, media and telecommunications industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may materially adversely affect the business, financial condition, and results of operations of any acquisition targets that we may acquire. Moreover, many of the customers of technology, media and telecommunications products and services also may be subject to similar cycles and less able to pay for such products and services during periods of economic weakness.

If we are unable to keep pace with the changes in the technology, media and telecommunications industries, the products of any acquisition target that we acquire could become obsolete and it could materially hurt our results of operations.

The technology, media and telecommunications industries are generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in the industry. If we are ultimately unable to adapt our operations as needed, our business, financial condition and results of operations following a business combination will be materially adversely affected.

We may be unable to protect or enforce the intellectual property rights of any acquisition targets that we acquire.

After consummating a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will likely be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technologies and rights that we may acquire. Despite our efforts to protect those proprietary technologies and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may claim that we are infringing on their intellectual property rights and seek damages, the payment of royalties, licensing fees and/or an injunction against the sale of our products or services. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the acquisition target(s) that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the acquisition target(s) that we will acquire, we expect that the acquisition target(s) will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that materially diminish the value of such acquisition target or targets’ proprietary rights or cause material harm to such acquisition target or targets’ reputation.

The technology, media and telecommunications industries are highly competitive and we may not be able to compete effectively which could materially adversely affect our revenues and profitability upon consummation of a business combination.

The technology, media and telecommunications industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and may have greater name recognition and a larger client base. For example, cable network operators and communications operators are increasingly offering similar products in an effort to become an all-in-one provider of voice, high speed internet access and video services to customers. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a company in the media and telecommunications industries, which may result in our failure to consummate our initial business combination within the required time frame and may force us to liquidate.

Acquisitions of media and telecommunications companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of media and telecommunications companies without complying with applicable laws and regulations and obtaining required governmental or client consents. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our consummation of our initial business combination beyond the required time frame (18 months after the completion of this offering or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame we may be forced to dissolve and liquidate.

We may not be able to comply with government regulations that may be adopted with respect to the media and telecommunications industries.

The media and telecommunications industries have historically been subject to substantial government regulation. The Federal Communications Commission, or FCC, is continuing implementation of the Communications Act of 1996, which, when fully implemented, may significantly impact the media and telecommunications industries and change federal, state and local laws and regulations regarding the provision of cable, internet and telephony services. After we complete a business combination, these regulations may materially affect the types of products or services we may offer, the rates we are permitted to charge and our method of operation. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular target or the operations of a business acquired by us.

Government regulation of the media and telecommunications industries and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.

Certain segments of the media and telecommunications industries historically have been subject to substantial government regulation, both in the United States and overseas. If we consummate a business combination with an acquisition target in these industries, changes in regulatory requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve, or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.

On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. New regulations governing the Internet and Internet commerce, if adopted, could have an adverse effect on our business, operating results, and financial condition following a business combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales, and access charges for Internet service and/or content and/or commerce providers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (1) our expectations about possible business combinations, (2) our growth strategies, (3) our future financing plans, and (4) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our status as a development stage company;

•	our ability to continue as a going concern;

•	our failure to receive necessary regulatory consents, or to receive them in a timely manner, in connection with our initial business combination;

•	our dissolution or liquidation prior to a business combination, and our ability to dissolve and liquidate in a timely manner;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective acquisition target or asset;

•	our issuance of our capital stock or incurrence of debt to complete a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	our dependence on our key personnel;

•	the tax consequences of an acquisition or disposition by us;

•	conflicts of interest of our officers and directors;

•	potential future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our existing stockholders of a substantial interest in us;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our existing stockholders;

•	our being deemed an investment company;

•	the lack of adequate resources to cover our operating expenses;

•	the lack of a market for our securities;

•	regulatory risks and operational risks of an acquisition target, including those involved in operating outside the United States;

•	loss of our intellectual property rights;

•	foreign currency fluctuation;

•	limited operating histories of businesses we may acquire in the technology, media or telecommunications industries;

•	cyclicality of the technology, media and telecommunications industries; and

•	our failure to keep pace with changes in our target industries.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement of warrants will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$150,000,000	$172,500,000
Gross proceeds from private placement of warrants	1,820,000	1,820,000

Total gross proceeds	151,820,000	174,320,000

Offering expenses
Underwriters’ discount 7.0% of gross proceeds from units offered to the public(1)	10,500,000	12,075,000
Legal fees and expenses	325,000	325,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	33,000	33,000
NASD registration fee	32,000	32,000
AMEX application and listing fees	70,000	70,000

Total offering expenses	11,070,000	12,645,000

Offering net proceeds
Net proceeds from the public offering and the private placement	140,750,000	161,675,000
Proceeds not held in the trust account (for working capital)	500,000	500,000

Public offering and private placement proceeds held in the trust account	140,250,000	161,175,000
Underwriters’ deferred discount	3,375,000	3,881,250

Total net proceeds held in the trust account(2)	$143,625,000	$165,056,250

Percentage of public offering and private placement proceeds held in the trust account	95.75%	95.68%

(1)	Includes underwriters’ deferred discount of 2.25% of gross proceeds.
(2)	$7.66 per unit if the underwriters’ over-allotment option is not exercised, and $7.65 per unit if the underwriters’ over-allotment option is exercised in full.

Of the net proceeds of this offering, $138,430,000, or $159,355,000 if the underwriters’ over-allotment option is exercised in full, plus $1,820,000 from the private placement (accordingly, an aggregate of $140,250,000 or $161,175,000, respectively), will be placed in a trust account at                     , maintained by                     , as trustee. Additionally, $3,375,000, or $3,881,250 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited into such trust account. The funds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. If we are required to dissolve, we anticipate we will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, our winding up and the costs of a proxy statement and meeting relating to the approval by our stockholders of our dissolution and plan for the distribution of our assets. While we will seek waivers from all acquisition targets, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. Our executive officers and directors have agreed, subject to certain exceptions, that they will be personally liable to cover claims made by a vendor for services rendered, or products sold, to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. However, our executive officers and directors will not have any personal liability as to any claimed amounts owed to an acquisition target, a third party who executed a waiver, or the underwriters. The proceeds held in the trust account may be used as consideration to pay the sellers of an acquisition target with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount). Any amounts not paid as consideration to the sellers of the acquisition target will be used to finance our operations, which may include the acquisition target(s) we acquire in connection with our initial business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

The payment to S&B Investment Management Group, LLC of a monthly fee of $7,500 is for certain administrative services, including office space, utilities and secretarial support. Daniel L. Burstein and Samuel L. Schwerin are each Managing Members of S&B Investment Management Group, LLC and, as a result, will benefit from our transaction with S&B Investment Management Group, LLC. However, this arrangement is not intended to provide Mr. Burstein or Mr. Schwerin compensation in lieu of a salary. In addition, we believe that, based on rents and fees for similar services in New York, NY, the fees charged by S&B Investment Management Group, LLC are at least as favorable as we could have obtained from unaffiliated third parties.

Our executive officers and directors have advanced a total of $200,000 in exchange for promissory notes from us. The promissory notes are payable, without interest, upon the earlier of (i) the completion of this offering and (ii) September 1, 2007. The proceeds of these loans will be used to pay certain expenses of this offering.

We may not use all of the proceeds in the trust in connection with our initial business combination, either because the consideration for our initial business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds released to us from the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of an acquisition target that we acquire in our initial business combination, to effect other acquisitions, for working capital, or for other corporate purposes, as determined by our board of directors at that time.

The net proceeds of this offering not held in the trust account, as set forth in the immediately succeeding paragraph, and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in order to comply with certain exemptions under the Investment Company Act. The income derived from the investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon completion of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time, based on the combination of (1) the $500,000 that we have reserved from the proceeds of this offering that will not be held in the trust account and (2) up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes, that will be released to us upon our demand.

Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay S&B Investment Management Group, LLC the administrative services fee described above. Other than this monthly fee of $7,500, we will not pay any compensation of any kind (including finders, consulting or other similar fees) to any of our existing officers, directors or existing stockholders, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of our initial business combination. However, such individuals will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential acquisition targets, performing business due diligence on suitable acquisition targets and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective acquisition targets to examine their operations.

We intend to use the funds not held in the trust account (i.e., (1) the $500,000 that we have reserved from the proceeds of this offering that will not be held in the trust account and (2) up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes, that will be released to us upon our demand) for, among other things, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or “no-shop” provision, or, if necessary, to bear the costs of dissolution and liquidation if in the event we are unable to effect a business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the completion of this offering and our initial business combination has not yet been consummated within the 18-month period). While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of these funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential acquisition targets. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for an acquisition target. We believe that the funds not held in the trust account will be sufficient to cover the foregoing expenses.

Of the foregoing amounts not held in the trust account, we estimate we will use $1,000,000 for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, up to $180,000 for the administrative fee payable to S&B Investment Management Group, LLC, $100,000 for legal and accounting fees relating to our SEC reporting obligations and $1,470,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, director and officer liability insurance premiums, and other miscellaneous expenses and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

A public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them immediately before this offering) will be entitled to receive funds from the trust account (including the remaining one-half interest earned on his, her or its portion of the trust account) only in the event of our dissolution and liquidation, or if that public stockholder (but not our existing stockholders with respect to any shares of our common stock owned by them) converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discount held in the trust account (subject to an $0.18 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights). In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights or claims to such proceeds; and (2) the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon (as applicable).

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

On August 31, 2006, our net tangible book value was a deficiency of $(98,500), or approximately $(0.02) per share of common stock. After giving effect to the sale of 18,750,000 shares of common stock included in the units, an additional $1,820,000 private placement and the deduction of the underwriters discount, estimated expenses of this offering, and forfeiture of 703,125 of our existing stockholders’ shares assuming the underwriters’ over-allotment option is not exercised, our pro forma net tangible book value at August 31, 2006 would have been $112,044,508 or approximately $5.69 per share, representing an immediate increase in net tangible book value of approximately $5.71 per share to the existing stockholders and an immediate dilution of approximately $2.31 per share or 29% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $28,724,992 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 3,749,999 of the shares sold in the offering at a per share conversion price equal to the amount in the trust account (including the amount representing the underwriters’ deferred discount) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book deficit before this offering	$(0.02)
Increase attributable to new investors	$5.71

Pro forma net tangible book value after this offering		$5.69

Dilution to new investors		$2.31

The following table sets forth information with respect to our existing stockholders and the new public investors, assuming no value is attributed to the warrants included in the units:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	4,687,500	(1)	20%	$25,000	0.02%	$0.00533333
New public investors	18,750,000		80%	150,000,000	99.98%	$8.00

	23,437,500		100%	$150,025,000	100%

(1)	After giving effect to the forfeiture of 703,125 shares from existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(98,500)
Net proceeds from this offering and private placement of warrants	144,125,000
Offering costs excluded from net tangible book value before this offering	118,000
Less deferred underwriters’ fee payable on consummation of a business combination (1)	(3,375,000)
Less: Proceeds held in the trust account subject to conversion to cash ($7.66 × 3,749,999 shares)	(28,724,992)

$112,044,508

Denominator:
Shares of common stock outstanding prior to this offering (2)	4,687,500
Shares of common stock included in the units offered	18,750,000
Less: Shares subject to conversion	(3,749,999)

19,687,501

(1)	The deferred underwriting discounts and commissions are subject to a $0.18 per share reduction for stockholders who exercise their conversion rights.
(2)	After giving effect to the forfeiture of 703,125 shares from existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2006 and our capitalization as adjusted to give effect to the sale of our units in this offering and in our sale of private placement warrants and the application of the estimated net proceeds derived from sales:

	Actual	As Adjusted(1)(2)
Notes Payable	$200,000	$—

Total debt	$200,000	$—

Common Stock, $0.0001 par value, 3,749,999 shares, as adjusted, subject to possible conversion (at conversion value of $7.66 per share)	$—	$28,724,992

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 5,000 shares authorized; none issued or outstanding	$—	$—
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 5,390,625 shares issued and outstanding; and 19,687,501 (excluding 3,749,999 shares subject to possible conversion) shares issued and outstanding, as adjusted (3)	539	1,969
Additional paid-in capital	24,461	112,048,039
Deficit accumulated during the development stage	(5,500)	(5,500)

Total stockholders’ equity	$19,500	$112,044,508

Total capitalization	$219,500	$140,769,500

(1)	Includes $1,820,000 proceeds from the private placement of warrants.
(2)	Excludes the $3,375,000 being held in the trust account ($3,881,250 if the underwriters’ over-allotment option is exercised in full) representing the liability for underwriters’ deferred discount.
(3)	Assuming no exercise of the underwriters’ over-allotment option, and after giving effect to the forfeiture of 703,125 shares from existing stockholders as a result of the underwriters not exercising their over-allotment option.

If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 3,749,999 of the shares sold in this offering at a per share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware. We were formed on July 19, 2006 for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

We have not engaged in any operations that have generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

We may use all or a portion of the funds held in the trust account, less the payment still due the underwriters for the underwriters’ deferred discount (and other than up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes, that will be released to us upon our demand), to acquire an acquisition target. We may not use all of such proceeds in connection with a business combination, either because the consideration for our initial business combination is less than the proceeds in trust or because we finance all or a portion of the consideration with our capital stock, debt securities, other debt or a combination of stock and debt. To the extent that our capital stock or debt is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds released to us from the trust account will be used as working capital to finance the operations of the acquisition target, make other acquisitions and pursue our growth strategies.

We believe that, upon completion of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time, based on the combination of (1) the $500,000 that we have reserved from the proceeds of this offering that will not be held in the trust account and (2) up to an annual aggregate amount of $1,500,000 from one-half of the interest earned on the trust account, net of taxes, that will be released to us upon our demand. Over this time period, we will be using these funds principally to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective acquisition targets, to travel to and from offices, plants or similar locations of prospective acquisition targets, to select the acquisition target to acquire and to structure, negotiate, and consummate our initial business combination.

Of the foregoing funds, we estimate we will use $1,000,000 for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, up to $180,000 for the administrative fee payable to S&B Investment Management Group, LLC, $100,000 for legal and accounting fees relating to our SEC reporting obligations and $1,470,000 for general working capital that can be used for fairness opinions in connection with our acquisition plans, director and officer liability insurance premiums, and other miscellaneous expenses and reserves. We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangements and have no current intention of doing so.

We have agreed to sell to CRT Capital Group LLC for a price of $100, an option to purchase up to 562,500 units at a price equal to $10.00 per unit (i.e., 125% of the price of the units to be sold in this offering), with the warrants being issued as part of those units exercisable for our common stock at $6.00 per share. The units issuable upon exercise of this option are otherwise identical to the units offered by this prospectus, except that CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. This option is exercisable commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. We estimate that the value of CRT Capital Group LLC’s option is approximately $1.7 million using a Black-Scholes option pricing model. The fair value of CRT Capital Group LLC’s option has been estimated using the following assumptions: (1) expected volatility of 49.5%, (2) risk-free interest rate of 4.77%, and (3) contractual life of four years. The expected volatility of approximately 49.5% was estimated based on an evaluation of the historical daily volatilities of similar public entities which had completed a transaction at that time with an operating company. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Concurrently with this offering, we intend to issue to our existing stockholders 1,820,000 warrants at $1.00 per warrant, for a total purchase price of $1,820,000 and expect to receive this amount upon the issuance and sale of the warrants in the private placement. The warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering except that they can be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled affiliates. Except in limited circumstances, none of the warrants may be transferred until after the consummation of our initial business combination. We intend to treat the $1,820,000 amount to be paid for the warrants as paid-in capital. Neither we nor the underwriters will incur and/or receive any fees, charges or compensation related to the warrants sold in the private placement.

As indicated in the accompanying financial statements, at August 31, 2006 we had $225,000 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.

PROPOSED BUSINESS

Overview

We are a blank check company incorporated under the laws of the State of Delaware. We were formed on July 19, 2006 for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination.

Using the collective skill and experience of our executive officers and directors, we will seek to consummate our initial business combination with an acquisition target:

•	that we believe has an undervalued business strategy or possesses underutilized assets;

•	at a price we believe to be below its potential value; and

•	that presents opportunities for:

•	short-term enhancements in stockholder value through operational improvements; and

•	long-term enhancements in stockholder value through the implementation of a transformative growth strategy, which may include the acquisition of synergistic assets or businesses.

We expect that any transformative growth strategy will take advantage of emerging macroeconomic business, cultural, market, and technological trends, including:

•	changes in demographics and consumer behavior;

•	the by-passing of traditional marketplace processes; and

•	changes in the technology, media and/or telecommunications industries.

Key Success Factors for Identifying and Completing a Business Combination

•	Significant Industry Knowledge. Our team members have served in key positions as founders, executives, investors, researchers and consultants in technology, media and telecommunications companies for extensive portions of their careers, and have over 100 years of business leadership experience. Messrs. Sculley, Eubanks and Kutnick have led successful technology businesses, such as Apple Computer, Inc., Symantec Corporation, and META Group, Inc., respectively. By virtue of our team’s experience, understanding of industry trends, and ability to identify businesses capable of exploiting those trends, we believe that our team has the skills necessary to target the most attractive opportunities within the technology, media and telecommunications industries.

•	Proven Ability to Assess Intrinsic Value. In their current roles as the managing partners of Millennium Technology Value Partners, L.P., Messrs. Schwerin and Burstein employ a value-centric investment approach that targets investments in leading technology companies at less than comparable market valuations. They have applied this approach in making over 55 investments in the technology, media and telecommunications industries. Further, in careers as investors and managers, our other team members also have experience in identifying undervalued businesses and investment opportunities.

•	Extensive Deal Sourcing Network. Our team members possess extensive contacts and sources in the technology, media and telecommunications industries including venture capital funds, private equity funds, hedge funds, investment banks, entrepreneurs, existing enterprises, business brokers, attorneys, consultants, and accountants, from which to generate numerous acquisition opportunities proactively. Moreover, the networks of our team members are geographically diverse, enhancing the breadth of our collective relationships.

•	Ability to Consummate Successful Acquisition Transactions. While at, or in their capacities as advisors to, such entities as Millennium Technology Ventures, The Blackstone Group, Salomon Brothers, Deloitte Consulting, Apple Computer, Pepsi-Cola, Symantec, EDS, Sun Microsystems, Microsoft, Sony, META Group and Gartner, our team members have successfully analyzed, negotiated, structured and consummated numerous acquisition transactions, including related financing transactions, often in compressed periods of time. We believe this experience provides us with a significant advantage given the limited amount of time we will have to consummate our initial business combination.

Key Success Factors for Operational Improvement Post Business Combination

•	Extensive Operations and Leadership Experience. We believe that our management team brings together a complementary and comprehensive set of leadership experiences in the fields required to drive our success. All of our team members have previously served as either chief executive officer, chief financial officer, or managing partner of entities in the technology, media or telecommunications industries, ranging from early stage start-ups to well-established public companies.

•	Experience in Operational Execution and Ability to Quickly Drive Operational Improvements. Members of our management team have successfully managed operational turnarounds of under-performing businesses in the technology, media or telecommunications industries. They did so by implementing both short-term operational improvements and long-term transformative strategies at decisive points in the history of their companies that often led to improved operating margins, and increased revenue and market capitalization. For instance, as president and chief executive officer of Requisite Technology, Inc., Mr. Lenhart led a management team that undertook to stem the tide of declining revenue and negative cash flow and, as a result, Requisite Technology posted five consecutive quarters of positive cash flow and net income prior to its sale. During Mr. Sculley’s tenure as chief executive officer of Apple Computer, its revenue grew from $1.2 billion to over $7.9 billion. As chief executive officer of Symantec, Mr. Eubanks took the company from its infancy in 1983 to its initial public offering in June 1989, and from 1989 to 1999 oversaw growth in its market capitalization and revenue from $67 million and $40 million to $919 million and $592 million, respectively.

•	Significant Experience in Integrating Businesses. Members of our management team have had high-level responsibility for the integration of acquisitions and roll-ups in our target industries. In the event that we make multiple acquisitions, we believe that we have the experience, skill and knowledge to integrate our acquisitions successfully.

Key Success Factors for Implementing a Transformative Growth Strategy

•	Strategic Implementation. Members of our team have demonstrated the ability to create, implement and continuously refine growth strategies. For instance, Mr. Eubanks successfully led Symantec’s entrance into the anti-virus market and, subsequently, through the $75 million acquisition of Peter Norton Computing, the utility market. In addition, Mr. Burstein founded Squibnocket Partners LLC, an innovative content and media company that has published several global bestselling books, co-produced documentary films and been involved in the emerging businesses of web video, blogs, and wikis.

•	Experience Transforming Operations. Our team members’ experience includes implementing new strategies, and developing and launching new and innovative products in response to macroeconomic, business, cultural, market, and technological trends. For example, during Mr. Sculley’s tenure as chief executive officer of Apple Computer, he oversaw the successful development and launch of several innovative products including the Macintosh computer, QuickTime multimedia, and the PowerBook notebook computer, and some of the first widely-available product offerings in the then emerging desktop publishing and digital photography segments.

•	International Experience. We believe that the extensive international business and operational experience of our team members provides us with a unique perspective on international growth opportunities. For instance, Mr. Sculley is a frequent international speaker and coach to senior executives of multinational corporations. Mr. Burstein is considered an expert on Asian business, having written books on Asian economies and having consulted to many leading Japanese companies, including Sony and Toyota. We expect this experience to enable us to take advantage of global trends that could affect our business.

•	Growth Financing. Our team members collectively have led, structured or been responsible for executing many financings, including initial and secondary public equity offerings, privately placed equity financings, bond offerings, debt facilities, and leveraged recapitalizations. To the extent that financings to fund our growth initiatives are necessary, we believe that our management team has the experience and skill to execute such financings.

•	Authored and Published Works. In such roles as Director of Research at Gartner and Managing Partner at Deloitte Consulting, members of our team have authored substantial analyses on the technology, media and telecommunications industries. Collectively, they also have published more than 10 books, in-depth white papers, and studies, including several New York Times best sellers, on topics ranging from macroeconomic and technology trends to innovative financial instruments. This in-depth knowledge and experience may allow our team to identify value that might be overlooked by others.

Types of Target Acquisitions

Identified below are a few of the criteria that we believe are important in evaluating prospective acquisition targets. We will use these and other criteria and guidelines in evaluating acquisition opportunities. However, we may decide to consummate a business combination with an acquisition target that does not meet these criteria.

•	The Technology is Scalable. We do not intend to acquire start-up companies or companies with speculative business plans. We will seek to acquire acquisition targets whose existing products and technologies are proven to be effective and can support significant growth.

•	The Acquisition Target is Well-Positioned to Benefit from One or More Macro Trends. We plan to pursue acquisition targets that we can position to benefit from one or more emerging macroeconomic, business, cultural, market, and technological trends in the overall economy. We believe that greater short-term and longer-term value can be created, and that downside risk can be mitigated, in situations where companies are positioned for success based on multiple sources of growth.

•	Channels for Distribution Already Exist and Demonstrate Potential for Expansion. We believe that distribution capabilities are critical to the success of technology, media and telecommunications companies. Although we may choose a potential acquisition target with significant opportunities to augment distribution networks through improved business strategies, we expect to favor acquisition targets that possess significant in-place distribution capabilities with the potential to expand.

•	The Acquisition Target Possesses Assets that are Underutilized and/or Undervalued. In order to maximize stockholder value, we intend to seek acquisition targets that have portfolios of strong but underutilized or under-appreciated assets whose value can be enhanced through improved operations and the implementation of a transformative business strategy. Considering the experience our team members have had with some of the best known brands in the technology, media and telecommunications industries, we believe our management team will be well positioned to assess and leverage the existing intangible assets, such as brands and business networks, of an acquisition target.

•

The Acquisition Target is Profitable or Near Cash Flow Break Even. We plan to pursue acquisition targets which have a demonstrated track record of achieving revenues and financial performance that is either profitable or close to profitability, but whose existing cash flow performance leaves room for meaningful improvement in the near term. We believe that by applying our experience to such an underperforming acquisition target, our team members will be able to enhance stockholder value.

•	Improvements in Management, Incentives, Culture and Efficiencies are Possible. Given the extensive prior experience of the members of our team in recruiting, mentoring, and providing proper incentives for executive teams, we believe we may be able to pursue potential acquisition targets that have a history of executive turnover and, as such, are viewed as less attractive to other buyers in the marketplace. By drawing on our own team’s diverse management and operational skills, we believe we may be able to enhance stockholder value in such situations.

Industry Thesis

Introduction

Our management team has extensive industry knowledge, operational experience, and long-standing professional relationships in the technology, media and telecommunications industries. Utilizing the collective skill and experience of our management team, we will seek to identify attractive acquisition candidates in the technology, media and telecommunications industries and consummate our initial business combination with an acquisition target that presents opportunities for (i) short-term enhancements in stockholder value through operational improvements, and (ii) long-term enhancements in stockholder value through the implementation of a transformative long-term growth strategy.

We believe that our focus on the technology, media and telecommunications industries will provide us with a large universe of investment opportunities based on:

•	the size of the technology, media and telecommunications industries;

•	the variety of participants in the sector; and

•	the technological advancements, the changes in the regulatory environment, and the macroeconomic business, cultural, market, and technological trends and market trends that continuously impact the growth dynamic of, and spawn new businesses in, the technology, media and telecommunications industries.

Technology, media and telecommunications industries are large and growing

According to the U.S. Bureau of Economic Analysis, the combined size of the U.S. technology, media and telecommunications industries is estimated to be over $950 billion by revenue. The industries are comprised of thousands of companies ranging from start-ups to early stage companies to well-established public companies. Ever-evolving technologies, changes in the regulatory environment, increasing customer sophistication and fierce competition are some of the factors shaping today’s technology, media and telecommunications industries.

Over the years, the influence of the technology, media and telecommunications industries on the U.S. economy has grown tremendously. The U.S. Bureau of Economic Analysis reports that:

•	the combined technology, media and telecommunications industries’ share of the GDP (adjusted for inflation) has rapidly increased from 3.4% in December 1987 to over 8.8% in December 2004; and

•	from 1990 through 2004, industry spending on information processing equipment and software in the U.S. exceeded industry spending on all other types of capital equipment and grew from approximately 32% of all nonresidential investment in 1990 to approximately 57% in 2004.

The impact of the technology, media and telecommunications industries on the U.S. economy is expected to continue to grow so long as technology is utilized to transform product performance and service delivery and to improve the flow of information. For instance, recent innovations in, and consumer demand for, digital technology, including web video, downloading movies from the Internet and digital radio subscriptions, have presented technology, media and telecommunications businesses with new platforms for products to reach customers.

The universe of potential acquisition targets in the technology, media and telecommunications industries is significant

According to VentureOne, a venture capital research firm, since 2002, the U.S. technology, media and telecommunications industries have seen steady growth in venture capital investing. However, VentureOne also reports that liquidity available to investors in private technology, media and telecommunications companies remains constrained, as exits through sales and/or initial public offerings in the last five years have generally lagged historical trendlines. As a result, we believe that there are a large number of potential acquisition candidates for us to pursue.

•	High Ratio of Venture Capital Investment to Exits. According to VentureOne, since 1995, there have been approximately 32,000 venture capital financings in the technology, media and telecommunications industries, representing over $220 billion in invested capital, the largest of any industry sector. Yet, since 1999, according to the National Venture Capital Association, there have been just 343 venture-backed initial public offerings and 3,080 merger and acquisition-related exits through sales or other dispositions.

•	Lengthening of Exit Timeline. According to VentureOne, since 1995 approximately $250 billion of private capital out of a total of $337 billion has been invested in expansion and late stage rounds and, at the same time, the average time to exit via a successful initial public offering has lengthened to six years. Because many investment funds are structured to have only ten-year lives, six years is often considered too long to hold an asset. We believe our ability to provide a public market exit to investors in such situations will significantly expand the universe of acquisition targets available to us.

In many of these situations, for reasons unrelated to the performance of specific businesses, venture capitalists are no longer willing to continue financing their portfolio companies, even as they are beginning to show positive signs of business traction.

•	Availability of Growth Capital Remains Constrained for Many Technology, Media and Telecommunications Businesses. Many technology, media and telecommunications companies that successfully completed initial public offerings over the last decade have made progress in developing their technology, winning customer acceptance, and generating revenues, but now lack sufficient capital resources to complete their business development plan or to reach self-sustaining profitability. Companies in this stage of development may also lack the right management resources and strategy to achieve their goals.

•	An Increasing Number of Companies in “Special Situations.” Given the prolonged nature of weak capital markets and acquisition activity for technology, media and telecommunications companies, there are a significant number of companies that need the confluence of new or augmented management and an improved capital structure. For instance, many “fallen angel” public companies lack management talent and necessary scale, while poor execution at other companies prevents their management teams from leveraging real intrinsic value into strong financial performance.

Numerous value-oriented investment opportunities exist in the technology, media and telecommunications industries

We believe that, in many cases, the business marketplace is slow to recognize new technological innovations, products, or services that have the potential to displace the existing dominant technology or product in the market over time. Therefore, we believe that the insights of our management team into the technology, media and telecommunications industries may permit us to employ a value-oriented investment approach and nonetheless acquire one or more assets or control of one or more operating businesses with strong characteristics and at an attractive price.

•

Technologies Resulting in Value-Oriented Investment Opportunities. Recently, there have been substantial changes in the technology, media and telecommunications industries, which have exceeded expectations from only a few years ago. For instance, ubiquitous broadband, ever-lower cost hardware and open-source software, among others, have led to the creation of numerous new investment opportunities in the technology, media and telecommunications sector. We believe that some of the select changes impacting the overall technology, media and telecommunications market include:

Ubiquitous Mobility

•	Wireless penetration rates have increased dramatically in the last five years. According to Pyramid Research, the penetration of U.S. mobile subscribers has risen from 38.8 per 100 people in 2000 to 69.2 per 100 people in 2005, and the penetration rate is expected to exceed 87 per 100 people by 2010.

•	IDC, a market research firm, predicts that the compounded annual growth rate of unit shipments of notebook and portable PCs will more than triple the compounded annual growth rate of desktop PC systems during 2006-2010, and worldwide notebook and portable PC shipments of over 155 million units will exceed 141 million desktop units in 2006.

Pervasive Digital Lifestyle

•	IDC reports that the emergence and growth of digital lifestyle is driving unprecedented growth in the number of broadband consumers. IDC reports that the use of cable modems and broadband DSL lines is leading to expansion in the delivery of digital pictures, music, video and television.

•	IDC predicts that by 2010, broadband access will represent a $123 billion opportunity globally, up from $70 billion in 2005. According to IDC, factors driving this growth include the increased choice and affordability of broadband services, consumer migration from narrowband to broadband, and the growing popularity of broadband-enabled content.

Data Explosion

•	In the digital age, the appetite for archived data is growing. Fueling the data storage boom are regulatory requirements, proliferation of capacity-intensive multimedia applications, and high-speed Internet lines. According to Reed Business Information, since 1956, when magnetic disk drives were first introduced, the density of information bits/square-inch has increased approximately 50 million times. Now, miniature high density disk-drives are appearing in GPS systems, cameras, PDAs, cell phones and TVs.

Effecting a Business Combination

General

We were formed to acquire one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although a substantial portion of the net proceeds of this offering are expected to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with one or more acquisition targets having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with an acquisition target having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.

We intend to focus our acquisitions efforts primarily in the technology, media and telecommunications industries. We believe that our management team and board of directors have the industry knowledge and relationships to source and execute acquisitions that will create above average stockholder returns.

We have not identified an acquisition target

To date, we have not selected any acquisition target on which to concentrate our search for a business combination. None of our officers or directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition target, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. As a result, we cannot assure you that we will be able to locate an acquisition target or that we will be able to engage in a business combination on favorable terms.

Except for the requirement that an acquisition target have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time of the transaction, we have not established any other specific attributes or criteria (financial or otherwise) for prospective acquisition targets. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any acquisition target with which we may ultimately complete a business combination. To the extent we effect a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable businesses. Although our management will endeavor to evaluate the risks inherent in a particular acquisition target, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of acquisition targets

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition targets in the technology, media and telecommunications industries that meet our investment criteria. Unaffiliated sources may introduce us to acquisition targets they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our existing officers, directors or existing stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Selection of an acquisition target and structuring of a business combination

Subject to the requirement that our business combination must be with an acquisition target having a fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition targets. In evaluating a prospective acquisition target, our management will consider, among other factors, the following:

•	An existing under-capitalized business that has the potential to further grow products and services in multiple geographies;

•	A partial product or service offering that may need to be enhanced by one or more acquisitions to complete the product or service offering;

•	An asset embedded in an underperforming business which asset could be made more valuable through improved management, technology, or enhanced operational efficiency; and/or

•	An existing business requiring a non-traditional business model in order to adapt to the changing technological and regulatory environment and unlock stockholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we may identify and evaluate potential acquisition targets that will utilize these same investment strategies. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our stockholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate an acquisition target and to structure and consummate our initial business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. None of the officers or directors will receive any compensation from us prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf.

Fair market value of acquisition target

The initial acquisition target that we acquire must have a fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target whose fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through a secured financing or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of our initial business combination. The fair market value of the acquisition target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the acquisition target has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria. Because any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the acquisition target complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest.

Possible lack of business diversification

Our initial business combination must be with an acquisition target which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to effect a single business combination. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several properties or assets and those properties or assets are owned by different sellers, we may need for each of those sellers to agree that our purchase of its properties or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate our initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.

Limited ability to evaluate the acquisition target’s management

Although we intend to closely scrutinize the management of a prospective acquisition target when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the acquisition target’s management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the acquisition target. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the acquisition target and historical financial statements of the business.

In connection with the vote required for any business combination, our existing stockholders will have agreed prior to the completion of this offering to vote all of their shares of common stock owned by them prior to this offering (but not shares acquired in this offering or the secondary offering) in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights.

Upon the consummation of our initial business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his or her shares of common stock converted to cash if the stockholder votes against our initial business combination and our initial business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them. The actual per share conversion price will be equal to the amount in the trust account, which shall include $1,820,000 from the private placement of warrants, the amount held in the trust account representing a portion of the underwriters’ deferred discount, and the interest earned on the trust account, net of taxes payable, remaining in the trust account (other than one-half of the interest earned on the trust account, net of taxes payable, up to an annual aggregate amount of $1,500,000, which will be released to us upon our demand) (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account any interest earned on the trust account, the initial per share conversion price would be approximately $7.66 or $0.34 less than the per unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination, our initial business combination is approved and completed, and the stockholder continues to own his shares through completion of our initial business combination. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that they still hold. We will not complete our initial business combination if public stockholders owning 20% or more of the shares sold in this offering both exercise their conversion rights and vote against our initial business combination.

Dissolution and liquidation if no business combination

If we do not complete our initial business combination within 18 months after the completion of this offering, or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and our initial business combination has not yet been consummated within such 18-month period, our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors’ recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or at all. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which the corporation shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in the trust account and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following our dissolution. Until adoption of our plan of distribution and distribution of the funds held in the trust account, the funds will remain in the trust account and held by the trustee in permitted investments.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (inclusive of the proceeds from the private placement, the remaining balance of any interest net of any income taxes due on such interest and the underwriters’ deferred discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in the trust account, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.

Our existing stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering (but not shares acquired in this offering or in the secondary market). If we dissolve and liquidate before the consummation of a business combination, there will be no distribution from the trust account with respect to our outstanding warrants which will expire worthless.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account the remaining one-half interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $7.66, or $0.34 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than approximately $7.66, plus interest, net of taxes, due to claims of creditors. Although we will seek to have all vendors, prospective acquisition targets or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our executive officers and directors have agreed, subject to certain exceptions, that they will be personally liable to cover claims made by vendors for services rendered, or products sold, to us, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation. However, our executive officers and directors will not have any personal liability as to any claimed amounts owed to an acquisition target, a third party who executed a waiver, or the underwriters. We cannot assure you, however, that our executive officers and directors would be able to satisfy such obligations. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their discount.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distribution is limited to the lesser of such stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred from claims brought after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we do not intend to comply with Section 280, Section 281(b) of the Delaware General Corporation Law would require us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective acquisition targets to acquire, we believe the only likely claims that could arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential acquisition targets. As described above, we will seek to have all vendors and prospective acquisition targets execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Moreover, because we will seek to obtain the waiver letters described above, we believe the funds held in the trust account should be excluded from the claims of any creditors in connection with any bankruptcy proceeding.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, these conditions cannot be amended without the unanimous consent of our stockholders. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon completion of this offering, $143,625,000 (or such other amount up to $165,056,250, depending on the amount of the underwriters’ over-allotment option that is exercised, if any) of the proceeds from the offering, including the underwriters’ deferred discount and the proceeds of the private placement, will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) a business combination or (ii) our liquidation, or as otherwise permitted in our amended and restated certificate of incorporation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of the shares of our common stock voted by our public stockholders and public stockholders owning less than 20% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against our initial business combination and who exercised their own conversion rights will receive their pro rata share of the trust account; provided they continue to own their shares voted against our initial business combination through the completion of our initial business combination;

•	if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more assets or operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (less the underwriters’ deferred discount) at the time of such business combination.

Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph, which action would result in such amendment or modification becoming effective prior to the consummation of a business combination. We believe these provisions to be our obligations to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions, which amendment or modification would become effective prior to the consummation of a business combination, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any such amendment or modification.

Competition

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential acquisition targets from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additional investment funds and blank check companies with investment objectives similar to ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may be able to have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential acquisition targets with which we could combine using the net proceeds of this offering, together with additional financing, if available, our ability to compete in combining with certain sizeable acquisition targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain acquisition targets. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of a transaction within the 18-month or 24-month time periods;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission, in connection with such business combination may delay or prevent the completion of a transaction;

•	our outstanding warrants, the purchase option granted to CRT Capital Group LLC, and the warrants we expect to issue in the private placement, and the dilution they potentially represent, may not be viewed favorably by certain acquisition targets;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination; and

•	the requirement to acquire assets or an operating business that have a fair market value at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of our initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

Facilities

We maintain our principal executive offices at 350 Park Avenue, 10th Floor, New York, NY 10022. The cost for this space is included in the monthly fee of $7,500 that S&B Investment Management Group, LLC will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our initial business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the New York, NY area, that the fee charged by S&B Investment Management Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. None of our officers, upon whom we will be dependant prior to effecting a business combination, have entered into an employment agreement with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether an acquisition target has been selected for our initial business combination and the stage of our initial business combination process we are in. Accordingly, once management locates a suitable acquisition target to acquire they will spend more time investigating such acquisition target and negotiating and processing our initial business combination (and consequently more time devoted to our affairs) than they would prior to locating a suitable acquisition target. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Following the effective date of this registration statement, we will have reporting obligations under the Securities Exchange Act of 1934, as amended, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific acquisition target we seek to acquire. While the requirement of having available financial information for the acquisition target may limit the pool of potential acquisition candidates, given the broad range of acquisition targets we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, and the underwriters discount for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$143,625,000 of the offering proceeds will be deposited into a trust account at , maintained by , acting as trustee. These proceeds consist of $138,430,000 from the net proceeds payable to us, $3,375,000 of proceeds attributable to the underwriters’ discount and $1,820,000 of proceeds from the private placement.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $143,625,000 of offering proceeds held in the trust account will only be invested in United States ‘government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Fair market value requirements	The initial acquisition target that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition.	We would be restricted from acquiring an acquisition target unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately 90 days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise in full or in part by the underwriters of that option, unless the joint book-running managers determine that an earlier date is acceptable.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect our receipt of the gross proceeds from the exercise of the underwriters’ over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event a majority of the shares of common stock voted by our public stockholders are voted in favor of our initial business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against our initial business combination, our initial business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Interest on funds held in the trust account	One-half of the interest earned on the trust account, net of taxes, up to an annual aggregate amount of $1,500,000, will be released to us upon our demand to fund working capital and other corporate requirements. The remaining one-half interest earned, net of taxes will be added to the trust account.	The interest income earned on the proceeds held in the trust account would be held in trust for the sole benefit of the purchasers of our units.

Release of funds	Proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Larry J. Lenhart	42	President, Chief Executive Officer and Director
Gordon E. Eubanks, Jr.	59	Chairman of the Board
Jon Lambert	42	Treasurer and Secretary
Daniel L. Burstein	53	Director
Samuel L. Schwerin	34	Director
John Sculley	67	Director
Dale Kutnick	56	Director

Larry J. Lenhart serves as our President and Chief Executive Officer and as a Director. Mr. Lenhart also serves as Executive-in-Residence at Mohr Davidow Ventures, a leading venture capital firm, a position he has held since March 2006. From 2004 to 2005, Mr. Lenhart served as President, Chief Executive Officer and a director of Requisite Technology, Inc., a master data management software company where he led a turnaround resulting in an acquisition by ClickCommerce. From 2002 to 2003, Mr. Lenhart served as President, Chief Executive Officer and a director of Contivo, Inc., a data integration enterprise software firm. Previously, from 2000 to 2002, Mr. Lenhart served as President, Chief Executive Officer and a director of CAT Technology Inc. During his tenure, CAT Technology migrated from a hardware and software reseller to a full service internet infrastructure management company, which in 2001 was recognized by the “San Jose Business Journal” as the second fastest growing company in Silicon Valley. From 1998 to 2000, Mr. Lenhart served as a Managing Partner at Deloitte Consulting where he led the high technology consulting practice. From 1997 to 1998, Mr. Lenhart served as the Vice President of Operations for Cadis, Inc., a web-based procurement software company that was subsequently acquired by Aspect Development. From 1996 to 1997, Mr. Lenhart served as a Principal at A.T. Kearney, a management consulting firm, and from 1991 to 1996, Mr. Lenhart served in several positions focused on strategy and operations, including Consultant, Manager, and Principal, at Gemini Consulting (now Capgemini), a public company traded on the Paris Bourse offering consulting, outsourcing, technology, and local professional services. Mr. Lenhart earned his Master of Business Administration from The Darden Business School at The University of Virginia and his Bachelor of Arts from Emory and Henry College, where he serves on the Board of Trustees.

Gordon E. Eubanks, Jr. serves as our Chairman of the Board. From 2005 until 2006, Mr. Eubanks served as Chairman of the Board of Preventsys, an enterprise security software company, which was sold in June 2006. Since June 2006, Mr. Eubanks has been managing personal investments and working as an advisor to a number of venture capital firms. Previously, from April 1999 to March 2005, Mr. Eubanks served as President and Chief Executive Officer of Oblix, Inc., a provider of enterprise identity management solutions that was acquired by Oracle in 2005. From 1984 to 1999, Mr. Eubanks served as President and Chief Executive Officer of Symantec Corporation, an international technology firm focused on protecting information and computer systems. Mr. Eubanks serves on the board of directors of Concur Technologies, Inc., a software company that provides expense reporting and travel and meeting management solutions; GuardId Systems, Inc., a private developer of authentication systems to protect consumers against online identity theft; and Oakley Networks, a software company. Mr. Eubanks is also a member of the Oklahoma State University Engineering School Hall of Fame, is on the board of the Naval Post-Graduate School, and is a former officer in the Navy Nuclear Powered Submarine Force. Mr. Eubanks earned a Masters in Computer Science at the Naval Post Graduate School and a Bachelor of Science from Oklahoma State University.

Jon Lambert serves as our Treasurer and Secretary. From 2005 to 2006, Mr. Lambert has been providing chief financial officer, chief operating officer and business development consulting services to various early stage companies. Since 2005, Mr. Lambert has served as: Chief Financial Officer and a director of

CompanionWorlds, a provider of health and fitness solutions that enables users to customize mobile workout and nutrition programs; Chief Financial Officer and Secretary of Fox Technologies, a provider of authentication security solutions; Chief Financial Officer and Secretary of Mathon Systems, a provider of real-time automated solution for managing informational risk; and Chief Financial Officer of NextSeed, a provider of mobile authentication solutions. Since 2005, Mr. Lambert also has provided advisory services to: Nomadrive, a provider of application thumb drive solutions; Transparency Software, a provider of data policy management solutions for data security, auditing and performance; and Wombat Financial Software, a provider of high speed market data and messaging platforms. From 2000 to 2005, Mr. Lambert served as the Chief Financial Officer, Chief Operating Officer and Secretary of Contivo, Inc., a data integration enterprise software firm. From 1994 to 2000, Mr. Lambert served as Chief Financial Officer, Secretary and Senior Vice President of TIBCO Finance Technology, Inc., a provider of electronic business infrastructure software, where he was instrumental in building its international business and was the Chief Financial Officer and Secretary of TIBCO Software, Inc. prior to and a key contributor to, its initial public offering. From 1987 to 1994, Mr. Lambert served as audit manager of Ernst & Young, a big four accounting and auditing firm. Mr. Lambert has been a California Certified Public Accountant and a Chartered Accountant in England, and earned a Bachelor of Science from Bath University, England.

Daniel L. Burstein serves as a Director. In 2004, along with Mr. Schwerin, Mr. Burstein co-founded Millennium Technology Value Partners, L.P., a $130 million value-oriented private equity fund. He currently serves as a Managing Partner of that fund. In 2000, Mr. Burstein founded Millennium Technology Ventures, L.P., an early-stage venture capital fund, for which he continues to serve as a Managing Partner. From 1997 to 1999, Mr. Burstein served as Chief Investment Officer for PS Capital Holdings, L.P., and PS Capital Ventures, L.P., venture capital funds focused on early stage companies that were building backbone infrastructure for the Internet. From 1989 to 2000, Mr. Burstein served as Senior Advisor at The Blackstone Group, one of Wall Street’s leading private equity and investment banking firms. Mr. Burstein serves on the board of directors of Applied Minds, Inc., a private company conducting research and development on a wide variety of technologies, GlobalOptions Group Inc., a public company working in the international risk management and security area, and Juniper Partners Acquisition Corp., a blank check company formed in 2005 for the purpose of effecting a business combination. Over the course of his career, Mr. Burstein has served as a consultant to leading global companies including Sony, Toyota, Microsoft, and Sun Microsystems. He is the author of ten books, including several on global economics and the impact of new technology. Mr. Burstein is also the founder and Managing Member of Squibnocket Partners LLC, a media, publishing and content company, which has published five books and co-produced three documentary films since it was launched in 2003.

Samuel L. Schwerin serves as a Director. In 2004, along with Mr. Burstein, Mr. Schwerin co-founded Millennium Technology Value Partners, L.P., a $130 million value-oriented private equity fund. He currently serves as a Managing Partner of that fund. Since 2002, Mr. Schwerin has served as Managing Partner of Millennium Technology Ventures, L.P., an early-stage venture capital fund. In 2002, Mr. Schwerin co-founded OpenPeak Inc., a company focused on voice-over-IP and Digital Home technology, where he served as Chief Financial Officer & VP Corporate Development until 2006. From 2000 to 2001, Mr. Schwerin served as Vice President of Finance and Strategy Initiatives at StorageApps, a data storage management company, and was actively involved in the company’s sale to Hewlett-Packard for $350 million. From 1999 to 2000, Mr. Schwerin focused on a combination of venture capital investments and merger and acquisition advisory assignments at The Blackstone Group, one of Wall Street’s leading private equity and investment banking firms. From 1994 to 1997, Mr. Schwerin worked in the Mergers and Acquisitions and Leveraged Finance groups of Salomon Brothers Inc, where he focused on the firm’s advisory and principal transactions, significant corporate and municipal restructuring processes, and bridge loan investments. In total, Mr. Schwerin has led or participated in more than 100 transactions involving over $43 billion of principal investments, mergers and acquisitions, bankruptcies and restructurings, and debt and equity financings. Mr. Schwerin earned his Master of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Science from Lehigh University and is a member of the Council on Foreign Relations and the Lehigh Leadership Council.

John Sculley serves as a Director. Since 1993, Mr. Sculley has been an active investor in early-stage enterprises that include Select Comfort Corporation, a developer, manufacturer and marketer of premium quality, adjustable-firmness beds; NFO Research, Inc., a consumer research company; Intralinks, a provider of secure online workspaces to the financial services industry; CreditTrade LLP, a company which provides transaction, data and information services to the credit markets; and Hotwire, an online discount travel site. Mr. Sculley is currently a member of the board of directors of MetroPCS, a private company which provides wireless communications services; InPhonic, an online provider of wireless services and devices; Radiospire Networks, a private company which supplies fabless semiconductors for wireless solutions; Tello, a private company which supports instant communication and collaboration across networks, applications and devices, in the context of critical business processes; OpenPeak Inc., a private company focused on voice-over-IP and digital home technology; IdenTrust, a private company which provides globally interoperable identity solutions; Activation Capital Partners, a private company which provides supply chain financing; and Verified Person, a private company which provides online background screening services to organizations. Between 1983 and 1993, Mr. Sculley served as the Chief Executive Officer of Apple Computer, Inc., during which time Apple Computer became the largest selling personal computer brand in the world. From 1978 to 1983, Mr. Sculley served as Chief Executive Officer of Pepsi-Cola Company, during which time “Pepsi Generation” and “Pepsi Challenge” marketing campaigns helped cause Pepsi-Cola to become the largest selling packaged good product in the United States as measured by AC Nielsen. Mr. Sculley earned his Master of Business Administration from The Wharton School at the University of Pennsylvania and is a graduate of Brown University.

Dale Kutnick serves as a Director. Since April 2005, Mr. Kutnick has served as Senior Vice President and Director of Research at Gartner, Inc., an IT advisory and consulting company, where his responsibilities include quality control of research deliverables, new forms of content, client interaction, and improving client support. In 1989, Mr. Kutnick co-founded META Group, Inc., an IT advisory and consulting company, and served as META Group’s President and Chief Executive Officer from 1989 to 2003, its Chairman of the Board from 1995 until April 2005, and its Research Director, from 1989 to 2003 and again from October 2004 until March 2005. META Group was sold to Gartner, Inc. in April 2005. Previously, from March 1986 to June 1988, Mr. Kutnick served as Executive Vice President, Research, at Gartner, and as Executive Vice President at Gartner Securities. From January 1978 to March 1985, Mr. Kutnick served as Executive Director and Research Director at Yankee Group, a technology research and consulting firm, and from January 1984 to March 1985, Mr. Kutnick served as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick serves on the board of directors of First Albany Companies Inc., a broker-dealer. Mr. Kutnick is a graduate of Yale University.

The members of our board of directors are classified into three classes, one of which is elected at each annual meeting of the stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The respective members of such class are set forth below:

•	Class III: Larry J. Lenhart and John Sculley (term expires 2009)

•	Class II: Samuel L. Schwerin and Daniel L. Burstein (terms expire 2008)

•	Class I: Gordon E. Eubanks, Jr. and Dale Kutnick (terms expire 2007)

Director Independence

Our board of directors has determined that Daniel L. Burstein, Samuel L. Schwerin, John Sculley and Dale Kutnick are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. By “independent director,” we mean a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Prior to the completion of this offering, we will establish an audit committee and a nominating and compensation committee of the board of directors, each of which will be composed entirely of “independent” directors. The audit committee will review the professional services and independence of our independent public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors and evaluates all of our public financial reporting documents. The nominating and compensation committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for recommending the compensation of our executive officers.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of the registration statement through the acquisition of an acquisition target, pursuant to a letter agreement, we will pay S&B Investment Management Group, LLC a monthly fee of $7,500 for providing us with administrative services. Other than the fees payable to S&B Investment Management Group, LLC pursuant to the agreement described above, no compensation of any kind, including finder’s, consulting fees or other similar compensation, will be paid by us or any other entity to any of our existing officers, directors, existing stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Some of our officers and directors are affiliated with entities in the technology, media and telecommunications industries.

•

Our existing stockholders own 5,390,625 (703,125 shares of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised) shares of our common stock, and our existing stockholders will purchase 1,820,000 warrants in a private placement concurrently with the completion of this offering. Except under limited circumstances, the securities currently owned by our existing stockholders may be transferred only after 180 days following the consummation of our initial business combination, and the warrants purchased in the private placement may be transferred only after the consummation of our initial business combination, and all such securities held by our existing stockholders will be worthless if a business combination is not consummated. Consequently, our officers and directors may have a conflict of interest in determining whether a particular acquisition target is appropriate to effect a business combination. Additionally, if they choose to do so, certain members of management may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting an acquisition target, timely completing a business combination and securing the release of their stock.

•	We have not adopted a policy that expressly prohibits our officers and directors from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our dissolution and liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary and contractual obligations he might have.

As each of our officers and directors is currently involved in other business enterprises, each has certain pre-existing fiduciary and contractual obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary or contractual obligation to, he may honor his pre-existing fiduciary or contractual obligation to this entity. Accordingly, consistent with our code of ethics, he may not present opportunities to Transforma that otherwise may be attractive to such entity unless such entity has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in accordance with the vote of a majority of the public shares voted. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed that we will not consummate a business combination with an entity which is affiliated with any of our existing stockholders, officers or directors or any of their affiliates without first obtaining an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of the business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 11, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units by our existing stockholders in the offering).

			As Adjusted for the Public Offering
			No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Number of Shares(2)(3)	Percentage of Common Stock	Number of Shares(2)	Percentage of Common Stock
Larry J. Lenhart	1,078,125	20.00%	937,500	4.00%	1,078,125	4.00%
Daniel L. Burstein	943,359	17.50%	820,313	3.50%	943,359	3.50%
Samuel L. Schwerin	943,359	17.50%	820,313	3.50%	943,359	3.50%
Jon Lambert	134,766	2.50%	117,187	0.50%	134,766	0.50%
Ashanti Capital Partners, LLC(4)	754,688	14.00%	656,250	2.80%	754,688	2.80%
John Sculley(5)	754,688	14.00%	656,250	2.80%	754,688	2.80%
Gordon E. Eubanks, Jr.	754,688	14.00%	656,250	2.80%	754,688	2.80%
Dale Kutnick	471,680	8.75%	410,156	1.75%	471,680	1.75%
S&B Investment Management Group, LLC(6)	202,148	3.75%	175,781	0.75%	202,148	0.75%
Edward Fenster(7)	107,812	2.00%	93,750	0.40%	107,812	0.40%
All Directors and Officers as a Group (7 persons)	5,282,813	98.00%	4,593,750	19.60%	5,282,813	19.60%

(1)	Unless otherwise noted, the business address of each of the following is 350 Park Avenue, 10th Floor, New York, NY 10022.
(2)	All ownership is direct beneficial ownership.
(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture of 703,125 shares.
(4)	John Sculley, as the sole member of Ashanti Capital Partners, LLC, may be deemed to be the beneficial owner of the shares held by Ashanti Capital Partners, LLC.
(5)	Includes shares issued to Ashanti Capital Partners, LLC. See footnote (4) above.
(6)	Daniel L. Burstein and Samuel L. Schwerin, as the members of S&B Investment Management Group, LLC, may be deemed to be the beneficial owners of the shares held by S&B Investment Management Group, LLC.
(7)	Edward Fenster is a special advisor to us.

Immediately after this offering, our existing stockholders will collectively own 20% of the then issued and outstanding shares of our common stock (assuming there are no other purchases by our existing stockholders of units in this offering). None of our existing stockholders, including our officers and directors, has indicated to us that he intends to purchase our securities in this offering. Because of the ownership block held by our existing stockholders, such holders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

We have a right to cancel up to 703,125 shares of common stock held by our existing stockholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our existing stockholders have agreed to purchase from us in a private placement 1,820,000 warrants, at a purchase price of $1.00 per warrant, for a total purchase amount of $1,820,000. The $1,820,000 of proceeds from the private placement will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or available for distribution to converting stockholders in the event that less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

The warrants to be sold in the private placement have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will be exercisable on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled entities, and, except in limited circumstances, may not be transferred until after the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the warrants offered in the private placement will expire worthless.

Transfer Restrictions

On or prior to the completion of this offering, our existing stockholders will agree not to sell or transfer their shares of common stock purchased before this offering before 180 days following the consummation of our initial business combination. Our existing stockholders have agreed not to sell or transfer the warrants purchased in the private placement or the shares underlying such warrants until after the consummation of our initial business combination. Until the end of the relevant restriction period, the securities are transferable only (i) to a member of the holder’s immediate family, an affiliate of the holder or to a charitable organization, (ii) to a trust, the beneficiary of which is a member of the holder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death of the holder, (iv) to our other officers and directors, (v) pursuant to a qualified domestic relations order, or (vi) in the event of our dissolution prior to our initial business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with an acquisition target; provided that the transferees receiving such securities agree to be subject to the transfer restrictions, to waive their right to participate in any liquidation distribution with respect to all shares owned by our existing stockholders prior to this offering (but not shares acquired in this offering or in the secondary market) if we fail to consummate an initial business combination, to waive their right to conversion in connection with our initial business combination, to vote with respect to all shares owned by our existing stockholders prior to this offering (but not shares acquired in this offering or in the secondary market) with the majority of public stockholders who vote in connection with our initial business combination, and to vote in favor of our dissolution if a business combination has not been completed within the required time limit. We refer to these agreements with each of our directors and officers, their affiliates and/or their designees and their permitted transferees as a “lock-up agreement.”

During the lock-up period, our directors and officers and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement.

Larry J. Lenhart, Daniel L. Burstein, Samuel L. Schwerin, John Sculley and Gordon E. Eubanks, Jr. are our “promoters” as that term is defined under federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have privately sold to our officers and directors 5,390,625 shares of our common stock for $25,000 in cash, at a price of $0.004637681 per share, of which 703,125 shares are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. We will also sell to our existing stockholders in a private placement concurrently with this offering 1,820,000 warrants for $1,820,000 in cash, at a price of $1.00 per warrant.

The holders of the majority of the shares and warrants sold to our existing stockholders prior to this offering (including the shares underlying the warrants purchased in the private placement) will be entitled to make up to two demands that we register these shares, warrants and the shares of common stock underlying such warrants pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing 90 days prior to the date upon which they will first become eligible for resale. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date they become eligible for resale. We will bear the expenses incurred in connection with the filing of any of these registration statements.

The payment to S&B Investment Management Group, LLC of a monthly fee of $7,500 is for certain administrative services, including office space, utilities and secretarial support. Daniel L. Burstein and Samuel L. Schwerin are each Managing Members of S&B Investment Management Group, LLC and, as a result, will benefit from our transaction with S&B Investment Management Group, LLC. However, this arrangement is not intended to provide Mr. Burstein or Mr. Schwerin compensation in lieu of a salary.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible acquisition targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the monthly administrative fee of $7,500 payable to S&B Investment Management Group, LLC and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates or family members, for services rendered to us prior to or with respect to the initial business combination.

Our executive officers and directors have advanced a total of $200,000 in exchange for promissory notes from us. The promissory notes are payable, without interest, upon the earlier of (i) the completion of this offering and (ii) September 1, 2007.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 5,000 shares of preferred stock, par value $0.0001. Prior to the completion of this offering, 5,390,625 shares of common stock will be outstanding, held by nine stockholders of record. If the underwriters’ over-allotment option is not exercised in full, 703,125 of such shares are subject to forfeiture. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately 90 days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the exercise in full or in part by the underwriters of that option, unless the joint book-running managers determine that an earlier date is acceptable. In no event will the separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect our receipt of the gross proceeds from the exercise of the underwriters’ over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any stockholder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any stockholder of our common stock and warrants may elect to combine them together and trade them as a unit. Stockholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders.

In accordance with Article Fifth of our amended and restated certificate of incorporation (which Article Fifth cannot be amended except by the unanimous approval of all of our stockholders), we will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not complete a business combination within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within the 18-month period and our initial business combination has not yet been consummated within the 18-month period), then we will be obligated to take all action necessary to dissolve. Following our dissolution, the funds held in the trust account will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our existing stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Currently, there are no warrants outstanding. Each warrant to be issued in connection with this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the effective date of the registration statement;

unless we elect to redeem such warrants earlier.

The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time. We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the last sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $11.50 per share for any

20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use to and including the redemption date.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $11.50 per share of common stock or the warrant exercise price of $6.00 per share of common stock after we call the warrants for redemption.

Our right to redeem the outstanding warrants includes any warrants that may be held by CRT Capital Group LLC as a result of its purchase option as well as the warrants to be offered in the private placement. We may redeem all outstanding warrants without CRT Capital Group LLC’s consent.

The warrants will be issued in registered form under a warrant agreement between             , as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances including in the event of an extraordinary dividend, a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The warrants to be sold in the private placement can be exercised on a cashless basis.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to CRT Capital Group LLC, for a price of $100, an option to purchase up to a total of 562,500 units at a price of $10.00 per unit (i.e., 125% of the price of the units sold in the offering). The units issuable upon exercise of this option are otherwise identical to those offered by this prospectus, except that CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities is             , and the warrant agent for our warrants is             .

Shares Eligible for Future Sale

Immediately after this offering, we will have 23,437,500 shares of common stock outstanding, or 26,953,125 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 5,390,625 shares (4,687,500 shares if the underwriters’ over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to             , 2007. Notwithstanding this restriction, except in limited circumstances, (i) the securities sold in the private placement will not be transferable until after the consummation of a business combination and (ii) the shares of common stock issued to the existing stockholders will not be transferable before the later of (a) one year from the effective date of the registration statement and (b) 180 days following the consummation of an initial business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 234,375 shares immediately after this offering (or 269,531 if the underwriters’ over-allotment option is exercised in full); and

•	if the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act of 1933, as amended, when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. We consider Larry J. Lenhart, Daniel L. Burstein, Samuel L. Schwerin, John Sculley and Gordon E. Eubanks, Jr. to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

Registration Rights

The holders of our issued and outstanding shares of common stock immediately prior to the completion of this offering and holders of the warrants to be sold in the private placement and the shares underlying those warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to two demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing 90 days prior to the expiration of the applicable transfer restrictions. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are no longer subject to the transfer restrictions. In addition, in connection with its purchase option, CRT Capital Group LLC also will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols TAQ-U, TAQ and TAQ-W, respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (1) United States gift or estate tax laws except to the limited extent set forth below, (2) state, local or non-U.S. tax consequences, (3) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (4) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting a Business Combination—Conversion rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than 5% of our common stock.

Net gain realized by a non-U.S. holder described in clause (1) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (1) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (2) of such sentence will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us, or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in this regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), or redemption of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (2) the U.S. holder’s tax basis in the warrant (that is, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. holder will be required to recognize a taxable loss in an amount equal to the U.S. holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (1) a U.S. person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a controlled foreign corporation as defined in the Code, or (4) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

We intend to offer the units described in this prospectus through our underwriters, Banc of America Securities LLC and CRT Capital Group LLC, who are acting as joint book-running managers of this offering. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Banc of America Securities LLC	9,375,000
CRT Capital Group LLC	9,375,000

Total	18,750,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units are not sold at the initial public offering price, the underwriters may change the public offering price and other selling terms. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 2,812,500 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 45 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $570,000.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit(1)	$0.38	$0.38
Total(1)	$7,125,000	$8,193,750

(1)

Excludes deferred underwriting discounts and commissions equal to 2.25% of the gross proceeds, or $3,375,000 ($3,881,250 if the underwriters’ over-allotment option is exercised in full), or $0.18 per share, which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon our consummation of a business combination. If we do not consummate a business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the interest thereon will be included in the amount available to our public stockholders following our dissolution and liquidation.

Purchase Option

We have agreed to sell to CRT Capital Group LLC, for a price of $100, an option to purchase up to 562,500 units at a price equal to $10.00 per unit (125% of the price of the units to be sold in this offering), with the warrants being issued as part of those units exercisable for our common stock at $6.00 per share. The units issuable upon exercise of this option are otherwise identical to the units offered by this prospectus, except that CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the units issuable upon exercise of its purchase option. This option is exercisable commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring four years from the effective date of the registration statement. The option, the units, the shares of common stock and the warrants underlying such units, and the shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriters and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of an extraordinary dividend, a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, this purchase option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. We estimate that the value of CRT Capital Group LLC’s purchase option is approximately $1.7 million using a Black-Scholes option pricing model. The fair value of CRT Capital Group LLC’s option is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 49.5%, (2) risk-free interest rate of 4.77%, and (3) contractual life of four years. The expected volatility of approximately 49.5% was estimated based on an evaluation of the historical daily volatilities of similar public entities which had completed a transaction at that time with an operating company.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol TAQ-U on or promptly after the date of this prospectus. Once the securities comprising the units being trading separately, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols TAQ and TAQ-W, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representatives also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representatives in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreement

We have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC and CRT Capital Group LLC for a period of 180 days from the date of this prospectus. Additionally, our executive officers and directors have agreed not to enter into any agreement to sell or transfer any of their common stock held prior to the completion of this offering until 180 days after the consummation of our initial business combination and any of the private placement warrants until the consummation of our initial business combination. Any of these consents may be given at any time without public notice. However, if (1) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (2) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes the prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of Securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the Securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Each underwriter acknowledges and agrees that:

(i) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, has represented and agreed that the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained in the prospectus are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, the provisions above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Bingham McCutchen LLP. Sidley Austin LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Transforma Acquisition Group Inc., as of August 31, 2006, and for the period from July 19, 2006 (inception) through August 31, 2006, appearing in this prospectus and registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Transforma Acquisition Group Inc.

New York, New York

We have audited the accompanying balance sheet of Transforma Acquisition Group Inc. (a corporation in the development stage) as of August 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (July 19, 2006) to August 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transforma Acquisition Group Inc. as of August 31, 2006, and its results of operations and its cash flows for the period from inception (July 19, 2006) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of August 31, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

New York, New York

September 11, 2006

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

BALANCE SHEET

AUGUST 31, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$225,000

Deferred registration costs (Note 3)	118,000

Total assets	$343,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued registration costs	$118,000
Accrued expenses	5,500

Total current liabilities	123,500

Long-term Liabilities:
Notes payable to initial stockholders (Note 4)	200,000

Total Liabilities	323,500

Commitments (Note 6)

Stockholders' Equity (Notes 8 and 9):
Common stock, par value $.0001 per share, 10,000,000 shares authorized, 5,390,625 shares issued and outstanding	539
Additional paid-in-capital	24,461
Deficit accumulated in the development stage	(5,500)

Total stockholders' equity	19,500

Total liabilities and stockholders' equity	$343,000

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

FROM INCEPTION (JULY 19, 2006) TO AUGUST 31, 2006

Revenue	$—

Operating expenses:
Formation and operating costs	5,500

Loss before provision for income taxes	(5,500)

Provision for income taxes (Note 5)	—

Net loss for the period	$(5,500)

Weighted average number of shares outstanding, basic and diluted	490,057

Net loss per share, basic and diluted	$(0.01)

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION (JULY 19, 2006) TO AUGUST 31, 2006

	Common Stock		Additional Paid -In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, July 19, 2006 (inception)	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholders	5,390,625	539	24,461	—	25,000
Net loss for the period	—	—	—	(5,500)	(5,500)

Balance, August 31, 2006	5,390,625	$539	$24,461	$(5,500)	$19,500

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

FROM INCEPTION (JULY 19, 2006) TO AUGUST 31, 2006

OPERATING ACTIVITIES
Net loss for the period	$(5,500)
Change in operating liability:
Accrued expenses	5,500

Net cash provided by operating activities	—

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from notes payable to initial stockholders	200,000

Net cash provided by financing activities	225,000

Net increase in cash and cash equivalents	225,000
Cash and cash equivalents
Beginning of period	—

End of period	$225,000

Supplemental disclosure of non-cash activity:
Accrued registration costs	$118,000

See Notes to Financial Statements

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities—Transforma Acquisition Group Inc. (the “Company”) was incorporated in Delaware on July 19, 2006 for the purpose of acquiring one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries (a “Target Business”) through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination (a “Business Combination”). All activity from inception (July 19, 2006) through August 31, 2006 was related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company intends to raise $150,000,000 in a public offering of its securities in which it would propose to issue 18,750,000 Units (the “Units” or a “Unit”) (plus up to an additional 2,812,500 units solely to cover over-allotments, if any) (“Proposed Offering”). Each Unit will consist of one share of the Company’s common stock and one warrant (a “Warrant”). The Company’s management has broad discretion with respect to the specific application of the proceeds of this proposed offering of Units, although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that approximately $7.66 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.18 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Fifty percent of after tax interest up to an aggregate annual amount of $1,500,000 in interest earned on the monies held in the trust account may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). As of August 31, 2006, the Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”), have agreed to vote their 5,390,625 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 20% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the Proposed Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Proposed Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company’s stockholders for that Business Combination has not been filed prior to 24 months from the date of the Proposed Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may contemporaneously with or prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares (but not shares acquired in the Proposed Offering or in the secondary market) held by Initial Stockholders.

Going concern consideration—As indicated in the accompanying financial statements, at August 31, 2006, the Company had $225,000 in cash and cash equivalents and working capital of $101,500. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt that the Company will be able to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business Combination Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of August 31, 2006.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share—Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. No such securities are outstanding as of August 31, 2006. Basic and diluted loss per share were the same for the period from inception (July 19, 2006) through August 31, 2006, as no potentially dilutive securities have been issued.

Fair Value of Financial Instruments—The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at August 31, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements—The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—DEFERRED REGISTRATION COSTS

As of August 31, 2006, the Company has incurred deferred registration costs of $118,000 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4—NOTES PAYABLE TO STOCKHOLDERS

The Company issued an aggregate of $200,000 unsecured promissory notes to its founders in August 2006 (the “Notes”). The Notes are non-interest bearing and are payable on the earlier of the consummation of the Proposed Offering or September 1, 2007.

NOTE 5—INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$1,870
Other deferred tax assets	—
Less valuation allowance	(1,870)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2026.

NOTE 6—COMMITMENTS

Administrative Fees

The Company is permitted to utilize fifty-percent of after tax interest up to an aggregate annual amount of $1,500,000 of the interest earned upon monies in the trust in addition to $500,000 to be transferred to the Company upon consummation of the Proposed Offering for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

The Company has agreed to pay an affiliate of two securityholders $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $10,500,000, or $12,075,000 if the underwriter’s over-allotment option is exercised in full. The Company and the underwriters have agreed that payment of $7,125,000 or $8,193,750 if the underwriter’s over-allotment option is exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the underwriters have agreed that payment of the underwriting discount of $3,375,000, or $3,881,250 if the underwriter’s over-allotment option is exercised in full will be deferred until consummation of the Business Combination.

The Company has also agreed to sell to one of the underwriters, CRT Capital Group LLC, a purchase option to purchase the Company’s Units (Note 8).

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Initial Stockholders

Pursuant to letter agreements with the Company and the underwriters in the Proposed Offering and the private placement offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares (but not shares purchased in the Proposal Offering or in the secondary market) in the event of the Company’s liquidation.

On or prior to the closing of the Proposed Offering, the Company will sell to its Initial Stockholders 1,820,000 Warrants in a private placement, at a price of $1.00 per warrant, for an aggregate of $1,820,000 (Note 8).

All of the proceeds received from these purchases will be placed in the Trust Account. These Warrants will be identical to the Warrants being offered in the Proposed Offering except that they may be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled entities, and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Warrants, which will expire worthless.

NOTE 7—PREFERRED STOCK

The Company is authorized to issue 5,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors (Note 9).

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Public Warrants

Each warrant sold in the Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

Private Warrants

On or prior to the closing of the Proposed Offering, the Company will sell to certain of the Initial Stockholders 1,820,000 warrants (“Private Warrants”), for an aggregate purchase price of $1,820,000. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Warrants are identical to the Public Warrants in the Offering except that they may be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled entities, and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Warrants, which will expire worthless.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

TRANSFORMA ACQUISITION GROUP INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (“PO”) for $100 to CRT Capital Group LLC to purchase up to 562,500 Units at an exercise price of $10.00 per Unit. The Units underlying the PO will be exercisable in whole or in part, solely at CRT Capital Group LLC’s discretion, commencing on the consummation of a Business Combination and expiring on the four-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the PO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity with an equivalent increase in additional paid-in capital. The Company estimates that the fair value of the 562,500 Units underlying the PO will be approximately $1.7 million ($2.95 per Unit) at the date of sale and issuance, which was determined using a Black-Scholes option-pricing model. The fair value of the PO has been estimated using the following assumptions: (1) expected volatility of 49.463%, (2) risk-free interest rate of 4.77% and (3) contractual life of 4 years. The expected daily volatility of approximately 49% was estimated by management based on an evaluation of the historical daily volatilities of similar public entities which had completed a transaction with an operating company. The PO may only be exercised for cash. Each of the Units included in the PO are identical to the Units to be sold in the Proposed Offering, except that the exercise price of the Units will be $10.00 per Unit, and CRT Capital Group LLC will be entitled to receive certain “piggy-back” registration rights with respect to the Units issuable upon exercise of the PO.

Registration Rights—Warrants and PO

In accordance with the Warrant Agreement related to the Public Warrants and the Registration Rights Agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

In the event the Company initiates a registration of securities, the Company is only required to use its best efforts to register the Units underlying the PO and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company has no obligation to net cash settle the exercise of the PO or the Units underlying the PO. The holder of the PO is not entitled to exercise the PO or the Units underlying the PO unless a registration statement covering the securities underlying the PO is effective or an exemption from registration is available. If the holder is unable to exercise the PO or underlying Units, the PO or warrants, as applicable, will expire worthless.

NOTE 9—SUBSEQUENT EVENT

During September 2006, the Company amended and restated its Certificate of Incorporation to authorize the issuance of an additional 90,000,000 shares of common stock for an aggregate authorization of 100,000,000 shares of common stock and to authorize the issuance of 5,000 shares of preferred stock.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                     , 2006 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$150,000,000

Transforma Acquisition Group Inc.

18,750,000 Units

PROSPECTUS

September     , 2006

Banc of America Securities LLC	CRT Capital Group LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$33,000
NASD registration fee	32,000
AMEX application and listing fees	70,000
Accounting fees and expenses	50,000
Printing and engraving expenses	60,000
Legal fees and expenses	325,000

Total	$570,000

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

ARTICLE EIGHTH of our amended and restated certificate of incorporation provides:

"The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto."

Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
Larry J. Lenhart	1,078,125
Daniel L. Burstein	943,359
Samuel L. Schwerin	943,359
Jon Lambert	134,766
Ashanti Capital Partners, LLC	754,688
Gordon E. Eubanks, Jr.	754,688
Dale Kutnick	471,680
S&B Investment Management Group, LLC	202,148
Edward Fenster	107,812
Total	5,390,625

The foregoing shares were issued in a private sale on August 31, 2006 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The shares were sold for an aggregate offering price of $25,000 at a purchase price of $0.004637681 per share. No underwriting fees or commissions were paid with respect to such sales.

Item 16. Financial Statement and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated By-laws of the Registrant
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between and the Registrant*
4.5	Form of Unit Purchase Option to be granted to CRT Capital Group LLC *
5.1	Opinion of Bingham McCutchen LLP*
10.1	Subscription Agreement, dated August 31, 2006 between the Registrant and Larry J. Lenhart
10.2	Subscription Agreement, dated August 31, 2006 between the Registrant and Daniel L. Burstein
10.3	Subscription Agreement, dated August 31, 2006 between the Registrant and Samuel L. Schwerin
10.4	Subscription Agreement, dated August 31, 2006 between the Registrant and Jon Lambert
10.5	Subscription Agreement, dated August 31, 2006 between the Registrant and Ashanti Capital Partners, LLC
10.6	Subscription Agreement, dated August 31, 2006 between the Registrant and Gordon E. Eubanks, Jr.
10.7	Subscription Agreement, dated August 31, 2006 between the Registrant and Dale Kutnick
10.8	Subscription Agreement, dated August 31, 2006 between the Registrant and S&B Investment Management Group, LLC
10.9	Subscription Agreement, dated August 31, 2006 between the Registrant and Edward Fenster
10.10	Form of Investment Management Trust Agreement between the Registrant and *
10.11	Administrative Services Letter Agreement, dated September 1, 2006 between the Registrant and S&B Investment Management Group, LLC
10.12	Promissory Note, dated August 31, 2006, in the principal amount of $40,000.00 issued by the Registrant to Larry J. Lenhart
10.13	Promissory Note, dated August 31, 2006, in the principal amount of $35,000.00 issued by the Registrant to Daniel L. Burstein
10.14	Promissory Note, dated August 31, 2006, in the principal amount of $35,000.00 issued by the Registrant to Samuel L. Schwerin
10.15	Promissory Note, dated August 31, 2006, in the principal amount of $5,000.00 issued by the Registrant to Jon Lambert
10.16	Promissory Note, dated August 31, 2006, in the principal amount of $28,000.00 issued by the Registrant to Ashanti Capital Partners, LLC
10.17	Promissory Note, dated August 31, 2006, in the principal amount of $28,000.00 issued by the Registrant to Gordon E. Eubanks, Jr.
10.18	Promissory Note, dated August 31, 2006, in the principal amount of $17,500.00 issued by the Registrant to Dale Kutnick

Exhibit No.	Description
10.19	Promissory Note, dated August 31, 2006, in the principal amount of $7,500.00 issued by the Registrant to S&B Investment Management Group, LLC

10.20	Promissory Note, dated August 31, 2006, in the principal amount of $4,000.00 issued by the Registrant to Edward Fenster

10.21	Form of Registration Rights Agreement between the Registrant and the existing stockholders*

10.22	Private Placement Agreement between the Registrant and the existing stockholders

10.23	Form of Letter Agreement between each Insider, the Registrant and the Underwriters*

14	Code of Ethics*

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages of the Registration Statement)

99.1	Audit Committee Charter*

99.2	Governance and Nominating Committee Charter*

*	To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 12th day of September, 2006.

TRANSFORMA ACQUISITION GROUP INC.

By:	/s/ LARRY J. LENHART
Larry J. Lenhart President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Lenhart his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ LARRY J. LENHART Larry J. Lenhart	President, Chief Executive Officer and Director	September 12, 2006

/s/ JON LAMBERT Jon Lambert	Treasurer and Secretary	September 12, 2006

/s/ GORDON E. EUBANKS, JR. Gordon E. Eubanks, Jr.	Director	September 12, 2006

/s/ DANIEL L. BURSTEIN Daniel L. Burstein	Director	September 12, 2006

/s/ SAMUEL L. SCHWERIN Samuel L. Schwerin	Director	September 12, 2006

/s/ JOHN SCULLEY John Sculley	Director	September 12, 2006

/s/ DALE KUTNICK Dale Kutnick	Director	September 12, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated By-laws of the Registrant
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between and the Registrant*
4.5	Form of Unit Purchase Option to be granted to CRT Capital Group LLC *
5.1	Opinion of Bingham McCutchen LLP*
10.1	Subscription Agreement, dated August 31, 2006 between the Registrant and Larry J. Lenhart
10.2	Subscription Agreement, dated August 31, 2006 between the Registrant and Daniel L. Burstein
10.3	Subscription Agreement, dated August 31, 2006 between the Registrant and Samuel L. Schwerin
10.4	Subscription Agreement, dated August 31, 2006 between the Registrant and Jon Lambert
10.5	Subscription Agreement, dated August 31, 2006 between the Registrant and Ashanti Capital Partners, LLC
10.6	Subscription Agreement, dated August 31, 2006 between the Registrant and Gordon E. Eubanks, Jr.
10.7	Subscription Agreement, dated August 31, 2006 between the Registrant and Dale Kutnick
10.8	Subscription Agreement, dated August 31, 2006 between the Registrant and S&B Investment Management Group, LLC
10.9	Subscription Agreement, dated August 31, 2006 between the Registrant and Edward Fenster
10.10	Form of Investment Management Trust Agreement between the Registrant and *
10.11	Administrative Services Letter Agreement, dated September 1, 2006 between the Registrant and S&B Investment Management Group, LLC
10.12	Promissory Note, dated August 31, 2006, in the principal amount of $40,000.00 issued by the Registrant to Larry J. Lenhart
10.13	Promissory Note, dated August 31, 2006, in the principal amount of $35,000.00 issued by the Registrant to Daniel L. Burstein
10.14	Promissory Note, dated August 31, 2006, in the principal amount of $35,000.00 issued by the Registrant to Samuel L. Schwerin
10.15	Promissory Note, dated August 31, 2006, in the principal amount of $5,000.00 issued by the Registrant to Jon Lambert
10.16	Promissory Note, dated August 31, 2006, in the principal amount of $28,000.00 issued by the Registrant to Ashanti Capital Partners, LLC
10.17	Promissory Note, dated August 31, 2006, in the principal amount of $28,000.00 issued by the Registrant to Gordon E. Eubanks, Jr.
10.18	Promissory Note, dated August 31, 2006, in the principal amount of $17,500.00 issued by the Registrant to Dale Kutnick
10.19	Promissory Note, dated August 31, 2006, in the principal amount of $7,500.00 issued by the Registrant to S&B Investment Management Group, LLC
10.20	Promissory Note, dated August 31, 2006, in the principal amount of $4,000.00 issued by the Registrant to Edward Fenster

Exhibit No.	Description
10.21	Form of Registration Rights Agreement between the Registrant and the existing stockholders*

10.22	Private Placement Agreement between the Registrant and the existing stockholders

10.23	Form of Letter Agreement between each Insider, the Registrant and the Underwriters*

14	Code of Ethics*

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages of the Registration Statement)

99.1	Audit Committee Charter*

99.2	Governance and Nominating Committee Charter*

*	To be filed by amendment.